SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Act of 1934



  Date of Report (Date of earliest event reported)  May 23,
                            1996


                      Cronus Corporation
   (Exact name of registrant as specified in its charter)


State of other jurisdiction of Incorporation:     Nevada

Commission File Number:  0-9297

I.R.S.Employer Identification No.:      36-3880744


        660 S. Freeman Rd.                           85748
  ( Address of principal executive offices )   ( Zip Code )




Registrants telephone number,including area code:(602) 751-
4585
























Item 1.        Changes in Control of Registrant.

          On March 31, 1996 an agreement to purchase the Lelan-Dividend Mine Group was entered into with the Black Diamond Mining Corporation. Cronus Corporation agreed to issue 2,250,000 shares of restricted common stock for the purchase of the Lelan-Dividend Mine Group. Subsequently, while waiting for the appraisal and audited financial statements, a new agreement was negotiated. The new agreement consists of a Reorganization and Stock Exchange Agreement between Cronus Corporation and Black Diamond Mining Corporation. In this agreement dated May 23, 1996, Black Diamond Mining Corporations shareholders receive a total of 14,074,072 shares of Cronus corporation common stock.

     The stock to be distributed to the Black Diamond Mining Corporation shareholders shall consist of 9,196,772 shares of new issue, restricted common stock, 3,877,300 shares of restricted common stock surrendered to treasury and reissued and 1,000,000 shares of free trading common stock purchased from existing Cronus shareholders. The total number of issued and outstanding shares of common stock at closing shall be 17,592,591. The Black Diamond Mining Corporation shareholders will control approximately eighty percent (80%) of all issued and outstanding shares of Cronus Corporation common stock and will not hold a directorship or an executive position in the Cronus Corporation.

     The prior control shareholders of Cronus Corporation, Jonathan Roberts (1,000,000 shares), have agreed to surrender their shares. Jonathan Roberts surrendered his shares for a promissory note (Exhibit 1) at $1.00 per share.


Item 2.        Acquisition or Disposition of Assets.

          Cronus Corporation acquired the Lelan-Dividend Mine Group from the Black Diamond Mining Corporation, a natural resources company, through a Purchase Agreement dated March 31, 1996 (Exhibit 2). The financial statements and appraisal was provided May 23, 1996, which concluded the acquisition. The shareholders of Black Diamond Mining Corporation have agreed to reorganize their company and merge with Cronus Corporation, as a wholly owned subsidiary. Cronus Corporation will own 100% of Black Diamond Mining Corporation. Through this Reorganization and Stock Exchange Agreement, Black Diamond Mine Corporation will own the Lelan-Dividend Mine Group in addition to its other assets. The total number of shares to be received by the shareholders of Black Diamond Mining Corporation for the acquisition is 14,074,072.

     The Black Diamond Mining Corporation assets include the Lelan-Dividend Mine Group, owned in fee simple title, currently appraised at $35,000,000.00 with projected ore reserves of $256,535,000.00 and 45,000 tons of ore stocked piled (Exhibit 3). Approximately 50,000 acres of wooded land in central Tennessee, with a preliminary appraisal of $1,000 per acre (Exhibit 4), the Black Diamond mining claims 1-10 and the Gila mine claims 1-
     10. The Tennessee acreage has abundant hard wood trees consisting of Oak, Maple and Poplar as well as Pine.
     The Black Diamond Mine Claims 1-10 has $255,000,000.00 of projected ore reserves and the Gila Mine Project claims 1-10 has $35,000,000,000.00 of projected ore reserves. The actual value of the Black Diamond and Gila Project mining claims are in the process of being appraised.

     Cronus Corporation plans on raising capital to bring the Lelan-Dividend Mine Group into full production by 1997.
     The company also plans to start logging operations on the Tennessee land by 1997.


Item 3.        Bankruptcy or Receivership.

     None


Item 4.        Changes in Registrants Certifying Accountant.

     None


Item 5.        Other Events.

     Cronus Corporation is currently negotiating a contract to purchase the Silver Rose Mine located in New Mexico. The Silver Rose mine, which is currently under production, has over 200,000 tons of ore stock piled ready for the smelter. Upon the closing of the acquisition, Cronus Corporation intends to begin trucking ore from both the Lelan-Dividend Mine Group and the Silver Rose mine to the smelter under a contract with Phelps-Dodge Mining (Exhibit 3).


Item 6.        Resignations of Registrants Directors.

     None





Item 7.        Financial Statements and Exhibits.

          (a)  Financial Statements for the Black Diamond
     Mining Corporation have been provided herein (Exhibit
     5). Financial statements and pro forma financial information for Cronus Corporation pursuant to Regulation S-X shall be provided as are available.

          (b)  Exhibits provided herein as follows:

               1.   Promissory Note to Shareholder
               2.   Purchase Agreement
               3.   Appraisal of the Lelan-Dividend Mine
Group
               4.   A preliminary appraisal of the Tennessee
Land
               5.   Financial Statements on Black Diamond
Mine Corporation



Item 8.        Change in Fiscal Year.

     None



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Cronus Corporation
                              ( Registrant )


Date:     May, 23 1996     /s/_Jonathan
Roberts_________________
                           Jonathan Roberts, President










































                          EXHIBIT 1
















































                        PROMISSORY NOTE


Amount:                            $1,000,000.00
                                   Tucson, Arizona

Date:                                   May 20, 1996
                                   Address:  660 S. Freeman
                                   Rd.


     After date, without grace, for the surrender of 1,000,000 shares of Cronus Corporation stock received, Cronus Corporation, formerly Thunderstone Group Inc.(CRON), a
Nevada Corporation, promise to pay to the order of Jonathan Roberts, in the city of Tucson, State of Arizona, in the legal tender of the United States, the sum of $1,000,000, with interest at the rate of 10 percent per annum until paid. Interest payable Bi-annually, and if not so paid as it becomes due, then the principal sum of this note, together with the interest thereon, may be declared wholly due and payable at the option of the payee; otherwise it is to be added to the principal and bear interest at the same rate. Should time of payment should be extended by agreement with any of the makers, without the knowledge or consent of the others after the said extension, the liability of all the parties shall remain as if no extension had been made. The makers and enforcers hereof waive grace, presentment, claims of homestead exemption, or employed, CRON agrees to pay reasonable attorneys fees. This note is considered a general obligation of the Company and is due and payable one year after the note date.


Maker:

Cronus Corporation (CRON)



By:_s/s Richard DeBernardis

                                   Richard DeBernardis,
                                   Secretary



















                          EXHIBIT 2

















































                    PURCHASE   AGREEMENT


THIS AGREEMENT, made and entered into this 31st dayof March, 1996, by and between Cronus Corporation, a Nevada Corporation, located at 660 S. Freeman Rd., Tucson ,Arizona (Buyer), and Black Diamond Mining Corporation, an Arizona Corporation located at 8026 W. Aster, Peoria, Arizona 85345 (Seller), sometimes hereinafter jointly referred to as The Parties.

                    W I T N E S S E T H:

          WHEREAS, Seller currently ownes the Lelan-Dividend
Mine ( The Mine); and

          WHEREAS, Seller desires to sell the Mine and Buyer desires to purchase the same for the purchase price, and subject to the terms and conditions, set forth herein;

          NOW, THEREFORE, based upon the above and foregoing premises and such other and further consideration, the adequacy and receipt of which are duly acknowledged,

IT IS AGREED as follows:

I.   Purchase, Sale and Purchase Price:

1.1 Purchase of Mine. Subject to all those terms and conditions set forth herein, Seller hereby sells the Mine to Buyer and Buyer agrees to purchase the same effective the date hereof.

1.2 Purchase Price. The purchase price for the Mine shall be 2,250,000 shares of Cronus Corporation restricted commpn stock (Stock)

II.  Representations, Warranties and Covenants

2.1  Buyer warrants and represents:

          (a) Buyer is a Nevada corporation duly organized, validly existing and in good standing in Arizona and has full power and authority to carry on its business as currently conducted and to be conducted as set forth in the Plan, and to own or lease and to use at the places it is currently located, and qualified to transact business in each jurisdiction in which it does business whereby the nature of such business it is required to be qualified in such jurisdiction to conduct its business.

          (b) There are no pending lawsuits in which it is a party, nor has it received any information of anyones intention to commence any litigation .

          (c) Buyer has duly filed all tax returns and is not in default with respect to the payment of any taxes, that it is not being audited by the Internal Revenue Service
(IRS) nor received any notice from the IRS of intention to audit Buyer.

2.2  Seller Warrants and Represents:

          (a) All necessary action has been taken to make this Agreement a legal, valid and binding obligation of the Seller enforceable in accordance with its terms and conditions. The Seller has sought legal counsel regarding this Agreement and is fully understands the obligation herein.

          (b) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder will not result in any material breach or violation of, or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule regulation, statute, order or decree of any kind to which the Seller or any of its affiliates, is a party or by which any of them or any of their property is or may be or become subject.

          (c) The Mine is not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever, nor shall it become the subject of any other agreement in regards thereof.

          (d) The Mine has an apprasial value of $35,000,000 and a certified financial statement of at least $20,000,000.

III. Exchange of Stock:

     3.1 The parties agree that in exchange for the 1005 ownership of the Mine, as listed in Exhibit 1, annexed hereto and made a part hereof, free and clear of outstanding indebtedness, Buyer will issue to Seller, two million, two hundred fifth thousand (2,250,000) shares of Stock.

     3.2 The Stock to be issued to the Seller, will be restricted stock, and will not have been registered and will be subject to the Securities Act of 1933 and the Exchange Act of 1934 (The Acts) and the certificate(s) issued will be duly endorsed stating that their ownership and rights of transfer are subject to The Acts.

IV.  Notices:

     4.1 All notices to be given to any of The Parties shall be in writing sent by U.S. certified mail, return receipt, or by facsimile mail at the addresses set forth below:

          (a)  Seller:

               James Ashpole, Black Diamond Mining Co.
               8026 W. Aster Dr.
               Peoria, Arizona 85345

          (b)  Buyer:

               Cronus Corporation
               660 S Freeman Rd.
               Tucson Az. 85748
       4.2 Notice shall be deemed given and delivered to the recipient, if by mail, five(5) business days after the posting of the notice and, if by facsimile, then one (1) business day after the sending of the facsimile.

     4.3 Any of The Parties may change the address to which the notice is to be sent in the same manner as stated above for the giving of notice.

V.   Miscellaneous:

    5.1 This Agreement constitutes the entire agreement among The Parties and supersedes all prior agreements, if any, written or oral, and all such prior agreements shall have no force or effect.

    5.2 The recipients of Stock represent that the same is received.

    5.3 This Agreement may not be modified or changed unless in writing signed by The Parties.

    5.4 The captions of any of the paragraphs of this Agreement have been inserted for the purposes of convenience and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     5.5 This Agreement shall be binding upon and inure to the benefit of The Parties successors, heirs and estate as the same shall be applicable to the respective Parties.

     5.6 This Agreement shall be governed by the laws of the State of Arizona.


IN WITNESS WHEREOF, The Parties have duly executed this
Agreement.

Seller:



By:________/s/ James Ashpole__
     James Ashpole, President


Buyer:



By:_____/s/ Jonathan Roberts_
      Jon Roberts, President




























































                          EXHIBIT 3














































A Limited Appraisal - Summary Report of

The Market Value of the As Is Fee Simple Interest of the subject property

Leland-Dividend Mine Group

 A patented mining claim located on the East slope of Mount
Elliott Six mile southwest of Hombolt, Yavapai County,
Arizona


Prepared For:

Mr. James A. Ashpole

8026 W. Aster Dr.

Peoria, Arizona 85345


Valuation Date:

November 8, 1995

Inspection Date

February 9, 1995 and November 8, 1995



PREPARED BY:

Schnepf Ellsworth Appraisal Group

205 East Southern Avenue, Suite 200

P.O. Box 2829

Mesa, Arizona 85214

(602)  497-1113  Fax (602) 833-6238

JOB # 9-5244

Copyright 1995 BY Schnepf Ellsworth Appraisal Group





Schnepf Ellsworth Appraisal Group

Real Estate Appraisers    Consultants

November 15, 1995

File No. 9-5244

Mr. James Ashpole
8026 W. Aster Dr.
Peoria, Arizona 85345

rE:  Leland-Dividend Mine Group    a patented mining claim
located on the east slope of Mount Elliott   approximately
six miles southwest of   Hombolt, Arizona

Dear Mr. Ashpole:

In accordance with your request and authorization for a Limited Appraisal - Summary Report of the Market Value of the above referenced property, we hand you a narrative appraisal that describes and identifies methods of approach and valuation. The ownership, legal description, and identification of the property is set forth in the following report.

The property appraised is located on the east slope of Mount Elliott, approximately six miles southwest of Hombolt, Yavapai County, Arizona and is a patented mining claim containing approximately 241.75 acres. The purpose of this appraisal is to estimate the Market Value of the As Is Fee Simple Interest of the subject property as of November 8, 1995. The date of initial inspection of the property was February 9, 1995 and the appraiser has subsequently visited the parcel several times since. The function of this appraisal is to provide a preliminary valuation basis for bonding purposes. The value estimates are subject to the Underlying Assumptions and Contingent Conditions as well as Special Assumptions and Conditions outlined in this report on page 8.

This report details those pertinent physical and non-physical factors relevant to the subject property. Information about the region in which the property is located, the subject neighborhood, site, highest and best use, and valuation methods and techniques are discussed in detail in the report that follows.

Further, the value(s) reported are intended to conform with Code of Ethics and Standards of Professional Practice of theAppraisal Institute; the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Appraisal Institute for a limited appraisal assignment with departure provisions of USPAP Standards 2-2 and as outlined in Standards 1-4 and regulatory guidelines as published by various federal agencies, including OCC's Rule/Policy 12 CFR
Part 34 pertaining
to federally chartered banks.

It is prepared for the above stated purpose and function and is not to be used, given, sold, transferred, or relied upon by any other person or persons than the client without the prior express written permission of the authors. The reader is also directed to the fact that the report is under copyright and any use, in whole or part, by anyone except the addressee is expressly prohibited.

Market Value, as defined in the Uniform Standards of Professional Appraisal Practice (USPAP), 1995 Edition, is included in the body of the report on pages 15 and 16. As Is
Value is defined in the body of the report on page 16.

A title report has been ordered and will be made apart of this report upon it's receipt. This report is subject to review and modification by the appraisers upon receipt of the title report.

The value of mining interest are heavily contingent upon geological studies and report from experts in this field. The appraisers relied upon expert opinions in this area and made no warranty's or representations regarding their accuracy. The appraisers assume the accuracy of the studies provided by the client and reserve the right to adjust the value estimate herein upon the completion and availability of additional studies.

 The appraisers assume the accuracy of the Floyd Hanly & Associates report, but do not accept any responsibility or liability of any information included within the report. The appraisers are not experts in this area and highly recommend additional studies from qualified professionals in the field of geology and related fields in order to provide additional professional opinions regarding the ore content, quality, accessibility, quantity and value. Should additional reports exist or be provided to the appraisers, we reserve the right to modify our opinion. The appraisers have advised the client on our limited experience in this area and so advised the client prior to accepting this assignment. We have sought the advise of others familiar with mining properties and reviewed published literature in appraisal publications regarding appropriate valuation techniques.

On the basis of data in the body of the report, our conclusions, subject to stipulations, if any, in the report, as of November 9, 1995, (with an original inspection date of February 9, 1995 and November 8, 1995) was:

Market Value of the As Is Fee Simple Interest of the Subject
Property:

Thirty Five Million Dollars

$35,000,000


Respectfully submitted,


Schnepf Ellsworth Appraisal Group

/s/ Mr. Larry D. Schnepf, MAI

Certified Arizona General Real Estate Appraiser

Certificate # 30284


Table of Contents



Letter of Transmittal

Table of Contents   i

EXECUTIVE Summary   ii

UNDERLYING ASSUMPTIONS\CONDITIONS  1

Special Underlying Assumptions     8

FORWARD   9

SCOPE OF THE APPRAISAL   10

Premise of THE APPRAISAL and DEFINITIONS     13

Type of Appraisal Report 19

LEGAL DESCRIPTION   22

OWNERSHIP HISTORY   24

NEIGHBORHOOD DATA   27

SITE DATA  ANALYSIS 32

Assessed Value And Taxes 48

Subject Photographs 50

HIGHEST AND BEST USE     54

VALUATION PROCESS   57

Income Approach     58

SALES COMPARISON APPROACH     67

RECONCILIATION AND FINAL VALUE ESTIMATE 69

CERTIFICATION  71

ADDENDA

Qualifications

Floyd Hanly & Associates Report

Phelps Dodge Contract

EMTEC reports

Quit Claim Deed

Executive Summary

General Information:

Type of Property:        The subject is a patented mining
claim

Type of Report:          Limited Appraisal - Summary Report


Class:                   Vacant


Job No.:            9-5244


Client No.:              N/A


Job. Name:               Leland-Dividend Mine Group


Address:            East slope of Mount Elliott, 6 mile
southwest of
Hombolt, Yavapai County, Arizona



Location:           The subject property is located at the
headwaters of the Galena and Ticonderoga Gulch on the East slope of Mount Elliott in the Big Bug Mining District, on the northeastern slope of the Bradshaw Mountains in central Yavapai County.



Legal Description:       A full legal description is included
within the report. The legal description was obtained from public records.



Statement of Ownership: Title to the subject is currently held in the name of James A. Ashpole and Catherine Ashpole.



Form of Ownership:       Fee Simple Interest



Property Rights Appraised:    Market Value of the As Is Fee
Simple
Interest of the subject property



Function of the Appraisal:    The function of this appraisal
is to
provide a preliminary valuation basis for bonding purposes.

Improvements Summary:    The subject is a vacant mountainous
site
with no above ground physical improvements. The area was mined during the first part of the 1900's with several underground shafts noted.


Age:                n/a


Effective Age:           n/a


Improvement Size:        n/a

Assessors Parcel:        104-08-500 and 501


Flood Zone Designation:  Zone D, FIRM Map #040093 1260B

Real Estate Taxes:       The 1994 real estate taxes total
$536.31.
Including past due for the years 1992, 1993 and 1994, total real estate taxes due on the subject are $1,991.84.


Site Area:               Claim Name          Acreage

                    India                    17.19 acres

                    Bessie No. 1             7.23 acres

                    Republic No. 1      17.35 acres

                    Republic No. 2      14.61 acres

                    Snowstorm           18.62 acres

                    Clipper    (grouped)

                    Summit

                    Jump Off

                    Peerless

                    Star Light

                    Comstock

                    Aladin              92.24 acres

                    Omar                10.87 acres

                    Juanita (grouped)

                    First Extension of the Dividend Mine

                    Galena Mine         57.98 acres

                    Total Parcel I           236.09 acres

                    Parcel II          5.66 acres

                    Total Parcel I & II 241.75 acre    s



Zoning:             Rural, Yavapai County



Topography:              The site lies basically along the
Galena and
Ticonderoga Gulches at an elevation the varies from approximately 5,400 to 5,600 feet. The property is considered foothills and lies at the base of Mount Elliott (6,980 feet).
The terrain is considered rugged with slopes typically ranging from level to 45% plus.

Easements:               No adverse easements or restrictions
were noted. No
title report was provided to the appraisers.

Nuisance and Hazards:    No environmental studies have been
provided to the appraisers. No known nuisances, hazards or environmental problems exist.



Highest and Best Use:         As Is -mining site



Date of Inspection:      February 9, 1995 and November 8,
1995



Date of Valuation:       November 8, 1995



Valuation Conclusions:



Income Approach:

     Value via the Income Approach:          $35,000,000

     Residual surface value rights:               $350,000



Sales Comparison Approach:

     Value via the Sales Comparison Approach:     $24,200,000
to
$36,250,000



     Conclusion:                        $35,000,000



Prepared By:                  Larry D. Schnepf, MAI

                         Certified Arizona General Real
Estate Appraiser

                         Certificate # 30284



                         Schnepf Ellsworth Appraisal Group

                         205 East Southern Avenue, Suite 200

                         P.O. Box 2829

                         Mesa, Arizona 85214

                         (602)  497-1113

                         Fax (602) 833-6238



Prepared For:                 Mr. James Ashpole



                         8026 W. Aster Drive

                         Peoria, Arizona 85345



















Underlying Assumptions/Conditions



The following Underlying Assumptions and Limiting Conditions1 apply to the property appraised herein and the appraisal report transmitted herewith.



1. Limit of Liability:

The liability of Schnepf Ellsworth Appraisal Group and employees is limited to the fee collected for preparation of the appraisal. There is no accountability for liability to any third party. No third parties may rely upon this appraisal report for any purpose whatsoever, including the provision of financing for the acquisition of improvement of the subject property. This appraisal was prepared specifically for our client. Third parties who desire us to prepare an appraisal of the subject property for their use should contact the signatory of this report.



2. Copies, Publication, Distribution, Use of the Appraisal
Report:

Possession of the appraisal report or a copy of it does not carry with it the right of publication through advertising media, or any other public means of communication. It is a privileged communication. The appraisal report may not be used for any purpose other than the purpose stated in the report by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent from the appraiser(s), and then only in its entirety. All valuations in the report are applicable only under the stated program of Highest and Best Use, and are not necessarily applicable under other programs of use. The value of a component part of the property is applicable only as a part of the whole property. The physical report(s) remains the property of the appraiser(s) for the use of the client, the fee being for the analytical services only.



Neither all, nor any part of the contents of this report, shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the prior written consent and approval of the author(s), particularly as to valuation conclusions, the identity of the appraiser(s), or firm with which he is connected, or any reference to the Appraisal
Institute, or the MAI designation. Disclosure of the contents of this report is governed by the By-Laws of Regulations of the
Appraisal Institute and the Arizona Appraisal Board.



3. Third Parties:

No third parties may rely upon this appraisal report for any purpose whatsoever, including the provision of financing for the acquisition of improvement of the subject. This appraisal was prepared specifically for our client. Third parties who desire us to prepare an appraisal report on the subject property for their use should contact the signatures of this report.



4. Confidentiality:

The appraiser(s) may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing (except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement), or by a court of law or body with the power to subpoena. [1995 Edition USPAP, Ethics Provision]



5. Use in Entirety

This appraisal is to be used only it its entirety and no part is to be used without the whole report. All conclusions and opinions concerning the analysis that are set forth in the report were prepared by the appraiser(s) whose signature(s) appear on the appraisal report, unless indicated as "Review Appraiser." No change of any item in the report shall be made by anyone other than the appraisers, and the appraisers and associated company shall have no responsibility if any such unauthorized change is made.



6. Information and Data:

No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible sub-contractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; are considered appropriate for inclusion to the best of our factual judgment and knowledge and is accepted as satisfactory evidence upon which rests the final expression of property value. It is assumed that all information known to the client and relative to the valuation has been accurately furnished and that there are no undisclosed leases, agreements, liens, or other encumbrances affecting the use of the property.



7. Court Testimony/Consultation:

The contract for appraisal, consultation or analytical service is fulfilled and the total fee payable upon completion of the report. The appraiser(s) or those assisting in preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at an additional fee.



8. Exhibits:

The sketches included in the report are only to aid the reader(s) in visualizing the property and are not necessarily to scale. Sizes and dimensions should not be scaled from the sketches. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photo.



9. Legal, Engineering, Financial, Structural,  Hidden
Components:

No responsibility is assumed for matters legal in character or nature, whether existing or pending, nor matters of survey, nor of any architectural, structural, mechanical or engineering nature. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report. No opinion is rendered as to the title, which the appraiser(s) assumes to be good and merchantable; the property is an unencumbered fee;
and the property does violate any applicable codes, ordinances, statutes, or other governmental regulations. The property is appraised as though under responsible ownership and competent management. The appraiser(s) assumes that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.



10. Legal Description:

The legal description is assumed to be correct as used in this report as furnished by the client, his designee or as derived by the appraiser. The appraiser(s) has neither made a legal survey nor has he commissioned one to be prepared; therefore, reference to a sketch, plat, diagram or previous survey appearing in the report is only for the purpose of assisting the reader to visualize the property. [1995 Edition USPAP, S-R, 1-2(a)]



11. Soil Conditions:

The appraiser(s) inspected, by observation, the land and the improvements thereon; however, it was not possible to personally observe conditions beneath the soil or hidden structure, or their components, or any mechanical components within the improvements; no representations are made herein as to these matters unless specifically stated and considered in the report;
the value estimate considers there being no such conditions that would cause a loss of value. The land or the soil for the area being appraised appears firm; however, subsidence in the area is unknown. The appraiser(s) do not warrant against this condition or occurrence of problems arising from soil conditions.



12. Unapparent Conditions:

The appraiser(s) inspected, by observation, the land and the improvements' thereon; however, it was not possible to observe conditions beneath the soil or hidden structure, or their components, or any mechanical components within the improvements; no representations are made herein as to these matters unless specifically stated and considered in the report;
the value estimate considers there being no such conditions that would cause a loss of value. The land or the soil for the area being appraised appears firm; however, subsidence in the area is unknown. The appraiser(s) do not warrant against this condition or occurrence of problems arising from soil conditions.



The appraisal is based on there being no hidden unapparent or apparent conditions of the property site, subsoil or structures that would render it more or less valuable. No responsibility is assumed for any such conditions or for any expertise of engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgment is made as to adequacy of type of insulation or energy efficiency of the improvements or equipment.



13. Copyright Work:

This is a copyright work protected by the laws of the United
States (title 17, U.S. Code). It is illegal for anyone to violate any of the rights provided by this Copyright Act.



14. Legality of Use:

The appraisal is based on the premise that there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further, that all applicable zoning, building and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits or other legislative or administrative authority, local, state, federal and/or private entity or organization has been or can be obtained or renewed for any use considered in the value estimate.



15. Hazardous Materials:

Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraisers. The appraisers have no knowledge of the existence of such materials on or in the property. The appraisers, however, are not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, is desired.



16. Component Values:

The distribution of the total valuation of this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.



17. Auxiliary and Related Studies:

No environmental or impact studies, special market study or analysis, highest and best use, analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser(s) reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates or conclusions upon any subsequent such study or analysis or previous study or analysis subsequently becoming known to him
(them).



18. Dollar Values, Purchasing Power:

The market value estimated and the costs used, are as of the date of the estimate value. All dollar amounts are based on the purchasing power and price of the U.S. dollar and financing rates prevailing at the effective date of the value estimate. [1995 Edition USPAP, S-R, 1-2(b)]



19. Inclusions:

Furnishings and equipment or business operations except as specifically indicated and typically considered as a part of the real estate have been disregarded with only the real estate being considered. [1995 Edition USPAP, S-R, 1-2(e)]



20. Proposed Improvements, Conditioned Value:

Improvements proposed, if any, on or off site, as well as any repairs required are considered, for purposes of this appraisal, to be completed in good and workmanlike manner according to information submitted or considered by the appraiser(s). In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. [1995 Edition USPAP, S-R, 1-4(h)]



21. Value Change, Dynamic Market, Influences:

The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms, motivation, and conditions surrounding the offering. The value estimate considers the productivity and surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.



     22. Management of the Property:

It is assumed that the property, which is the subject of this report, will be under prudent and competent ownership and management, neither inefficient nor super efficient.



23. Fee:

The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report. [1995
Edition
USPAP, S-R, 2-3]



24. Interest Appraised:

The valuation estimate applies only to the property specifically identified and described in the ensuing report. The value reported is only applicable to the property rights appraised and the report should not be used for any other purposes. [1995
Edition USPAP, S-R, 1-2(d), and, S-R, 2-2(b)]



25. Publication:

Neither all, nor any part of the contents of this report, shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the prior written consent and approval of the author(s), particularly as to valuation conclusions, the identity of the appraiser(s), or firm with which he is connected, or any reference to the Appraisal
Institute, the MAI or SRA designations.



26. Federal/Professional Guidelines:

The Report has been prepared in conformity with, and is subject to the requirements of the 1995 Edition of the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the
Appraisal Standards Board of the Appraisal Foundation and required by the Arizona Board of Appraisal licensure law for all licensed State of Arizona appraisers; the appraisal standards required by Title XI of FIRREA (Federal Financial Institutions
Reform, Recovery, and Enforcement Act of 1989) and the OCC (Office of the Comptroller of the Currency); the Office of Thrift Supervision CFR insurance regulation 563.17-1a and policy statement 571.1b, effective January 7, 1988, and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.



27. Americans with Disabilities Act:

The Americans with Disabilities Act ("ADA") became effective January 26, 1992. I (we) have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since I (we) have no direct evidence relating to this issue, I (we) did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.



28. Other:

The Schnepf Ellsworth Appraisal Group or the individual analysts will expect to be held harmless from all claims that might be brought by third parties that relate in any way to claims for injury or damage suffered as the result of the implementation of any advice we may have given or service we may have rendered in this connection.



Separation of the signature pages from the balance of our report invalidates the value conclusion. The valuation estimate applies only to the property specifically identified and described in the ensuing report. The value reported is only applicable to the property rights appraised and the report should not be used for any other purposes.



Acceptance of, or the use of, this appraisal report constitutes acceptance of the above conditions.

Special Underlying Assumptions2



As agreed upon with the client prior to the preparation of this appraisal, this is a Limited Appraisal because the Departure Provisions of the Uniform Standards of Professional Appraisal Practice has been invoked by the appraiser. As such, information pertinent to the valuation may not have been considered and/or the full information pertinent to the valuation may not have been applied. Depending on the type and degree of limitations, the reliability of the value conclusion provided herein may be reduced.



This is a Summary Appraisal Report which is intended to comply with the reporting set forth under Standards Rule 2-2(b) of the
Uniform Standards of Professional Appraisal Practice (USPAP) for a Summary Appraisal Report. As such, it might not include full discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning and analyses is retained in the appraiser's file. The information contained in this report is specific to the needs of the client and for the intended use stated in this report. The appraiser is not responsible for unauthorized use of this report.



The value(s) reported are intended to conform with Code of Ethics and Standards of Professional Practice of the Appraisal
Institute; the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Appraisal Institute for a limited appraisal assignment with departure provisions of USPAP
Standards 2-2(j) and (k) as outlined in Standards 1-4(a) through
(i) and regulatory guidelines as published by various federal agencies, including OCC's Rule/Policy 12 CFR Part 34 pertaining to federally chartered banks.



As previously noted, the appraisers have defined this report to be a Limited Appraisal - Self-Contained Report. The report is limited to the Sales and Income Approaches, two of the three traditional approaches to value. In addition, all of the sale were checked against public records but all may have not been verified by a buyer or broker. Therefore, this report is deemed to be a Limited Appraisal.



The appraisers believe the above cited Special Underlying
Assumptions are not so limited in scope that the resulting appraisal would tend to mislead or confuse the client, the users of the report, or the public. The client is hereby advised that the assignment is subject to these Special Underlying
Assumptions.

Forward



Real estate investment decision-makers are frequently confronted with problems that require the valuation of specified rights of real estate to aid in facilitating reasonable and logical solutions. Such valuations are called appraisals that, if professionally produced, are defensible in terms of a specified set of market or other value considerations or decision criteria.



A professionally produced appraisal is a supportable estimate of the value of real property. It is one thing to comment or speculate upon the value of real estate. It is quite another to describe the factors and influences that affect value, to describe the environmental and locational factors which influence value, and to support the presentation and analysis of relevant data to a supportable value conclusion.



The structure of real estate appraisal is predicated upon a rational decision-making approach by informed decision-makers.
That is to say, once presented with the best available information about the alternatives or decision choices confronting him, the decision-makers are presumed to apply logic in selecting the alternative course of action that promises to come closest to their stated objective. These decision-makers are generally seeking to maximize or optimize their economic well-being. The "best available information" on which the decision choice is made is (or should be) provided by an appraisal, and "best available information" should be adequately analyzed to aid the decision-maker.



It is the intent of the report that follows, to present analyses of relevant economic, locational and physical data to produce a professional, supported value estimate of the subject property as of the date indicated.



A narrative appraisal report is a description of the factors that influence the value of the property, a word portrayal of the property, the facts concerning the property and an account of the reasoning by which the appraiser has developed his opinion of its value. Procedurally, the process approximates a funnel whereby the multitudinous data, influences and opinions are introduced, analyzed and correlated to permit the reader to follow intelligently the appraisers' reasoning.



Hopefully, upon completing perusal of the report that follows, the reader will concur in the appraiser's conclusions and that he will agree professional, supportable value estimates of the subject property have been presented. The staff of Schnepf Ellsworth Appraisal Group, encourage your comments and questions on the following appraisal report.Scope of the Appraisal3



The firm of Schnepf Ellsworth Appraisal Group has been retained to estimate the Market Value of the As Is Leased Fee
Interest of the subject property.



Purpose:



Scope of the appraisal. A clear and accurate description of the scope of the appraisal is desirable to protect third parties whose reliance on the appraisal may be affected. The term scope of the appraisal refers to the extent of the process of collecting, confirming, and reporting data. The standards clearly impose a responsibility on the appraiser to determine the extent of the work and the report required in relation to the significance of the appraisal problem. By describing the scope of the appraisal the appraiser signifies his or her acceptance of this responsibility.4



The preparation of this report and the value indications adopted resulted from the utilization of numerous investigations and analyses. Initially, we relied on Schnepf Ellsworth Appraisal Group data which is retained in our files and regularly updated to reflect current market phenomena and attitudes. Further investigations undertaken and major data sources follow.



Area and Neighborhood Analysis:



Major sources utilized include the Arizona Department of Economic Security and the Arizona Real Estate Center of Arizona
State University and Yavapai County. Further data was abstracted from various other Arizona business publications.



Site Description and Analysis:



Yavapapi County provided zoning information and information relative to the availability of utility infrastructure. Other sources of information included the Federal Emergency
Management
Agency, the Yavapai County Assessor's Office, and the Yavapai
County Treasurer's Office.



Improvement Description and Analysis:

Property data was gathered from the Yavapai County Assessor's property records (TRW) and an inspection of the subject site and improvements and from blueprints (where available).

Market Data Program:

The appraisers obtained data on property transfer's occurring between the 1980's and the date of valuation. Further, we made exterior inspections of all properties utilized in our analyses.
Sales were confirmed with public records where possible.


Summary:

Our analyses encompass historic and projected demand, current supply, and planned or new construction. The value estimates and judgments contained herein are intended to reflect the appraisers' opinion as a disinterested third party. The reader is referred to the Certification section of the report wherein the conditions are stated under which the report has been prepared. The Underlying Assumptions and Contingent Conditions section of the report present pertinent caveats.



The report considers the various segments of the local area real estate market and population and land use patterns in the vicinity of the subject property. Additionally, an analysis of the highest and best use of the subject property has been completed together with an investigation into the sales of vacant sites in the general area. Data and information pertinent to utilization of the three approaches to develop a final value estimate under the leased fee property rights concept was also collected and analyzed.



Research Methodology:

Schnepf Ellsworth Appraisal Group has been retained to conduct a limited appraisal of the Market Value of the As Is Fee Simple
Interest of the subject property a patented mining claim located at east slope of Mount Elliott, Phoenix, Arizona. This report is the culmination of our market research analysis and assessments of this property. The objectives of the research are:



To define the qualifying conditions of the appraisal;



To define the purpose and function of the appraisal;



To identify and describe the subject property and its ownership;



To describe the subject area and neighborhood in adequate detail;

To determine the Highest and Best Use of the subject property both as if vacant land and as improved. Within the Highest and
Best Use study, we will analyze the technical, market and economic feasibility of the subject. The objectives of this portion of our research are:



     1. To estimate the various alternatives available to the

subject.

     2. To identify the market components that could be most

successfully attracted to the subject.

     3. To analyze market supply, demand, and absorption within the defined market area.



To process, analyze and interpret the pertinent data, using one or more of the three approaches to value.



To estimate the as is values as of the date of valuation.



Market Value of the As Is Fee Simple Interest of the subject property The value(s) reported is subject to the constraints set forth in the Certification Section at the end of this report.



Premises of the Appraisal and Definitions



Purpose of the Appraisal:

The purpose of this appraisal is to estimate the Market Value of the As Is Fee Simple Interest of the subject property, on a cash equivalent basis, assuming a reasonable marketing period, of the asset as described.



Function of the Appraisal:

The function of this appraisal is to provide a preliminary valuation basis for bonding purposes.



Date of the Report:

The date of inspection is February 9, 1995 and November 8,
1995.
The date of our initial inspection of the subject property.
In
accord with the client's instructions, the effective valuation date5 is November 8, 1995, thus references to market conditions, sale prices, rental rates, etc. pertain to this era.



The effective date of the appraisal establishes the context for the value estimate, while the date of the report indicates whether the perspective of the appraiser relative to market conditions as of the effective date of the appraisal was prospective, current, or retrospective. Reiteration of the date of the report and the effective date of the appraisal at various stages of the report, in tandem, is important for the clear understanding of the reader whenever market conditions on the date of the report are different from market conditions on the effective date of the appraisal.



The perspective of the appraiser(s) is a current date or effective date of November 8, 1995, where the date of the report is the date of inspection of the subject property by the appraisers and is also February 9, 1995 and November 8, 1995.



Property Rights Appraised:

Property rights are ownership interests in real estate and have value. It is important to know what property right(s) or estate(s) are involved in the appraisal because the estate identifies the rights being valued. Estates may be classified in several ways, the most common of which are defined as follows:



Fee Simple Estate:



Absolute ownership unencumbered by any other interest or estate subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.6



Fee Simple Title:



A title that signifies ownership of all the rights in a parcel of real property, subject only to the limitations of the four powers of government.7



Leased Fee Estate:



An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.8



Leasehold Estate:



The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.9



Leasehold Improvements:



Improvements or additions to leased property that have been made by the lessee.10



Sandwich Lease:



A lease in which an intermediate, or sandwich, leaseholder is the lessee of one party and the lessor of another. The owner of the sandwich lease is neither the fee owner nor the user of the property; he or she may be a leaseholder in a chain of leases, excluding the ultimate sublessee.11



Sandwich Leaseholder:



The lessor under a sandwich lease.12



Going Concern Value:



Going-concern value is the value of a proven property operation.
It includes the incremental value associated with the business concern which is distinct from the value of the real estate only. Going-concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going-concern value refers to the total value of a property, including both real property and intangible personal property attributed to business value.13



     Also defined as:



"The value existing in a proven property operation, considered as an entity with business established; as distinct from the value of real estate only, ready to operate but without a going business."14



Trade Fixture:



An article owned and attached to a rented space or building by a tenant and used in conducting a business.15



Fixture:



An article that was once personal property, but has been installed in or attached to the land or building in some more or less permanent manner, so that it is regarded in law as part of the real estate.16



Summary of the Property Rights Appraised:



The subject property is comprised of a patented mining claim. The land and improvements are held under one ownership and will be occupied by multiple-tenants, therefore, the purpose of the appraisal is to estimate the Market Value of the As Is Fee Simple Interest of the subject property with an effective date of November 8, 1995.



Definition of Market Value:

For purposes of this report, market value is defined as follows:



"Market value17 is the major focus of most real property appraisal assignments. Both economic and legal definitions of market value have been developed and refined. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America is:



The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:



(1)  Buyer and seller are typically motivated;

(2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

(3) A reasonable time is allowed for exposure in the open market;

(4) Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

(5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."



This definition is the defacto national definition of Market
Value and is required on all appraisal assignments done in the
State of Arizona under the Arizona Appraisal Board's USPAP minimum standards requirements.



Definition of "As Is Value":

As is18 value is as defined as follows:



the value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.



     It is also defined as follows:



"Market Value as is" on appraisal date means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared."19



When an AS IS valuation premise is used, the property is valued as of a specified date, assuming the property is in precisely the condition or status it actually was (is) in on the effective date of value. This condition must be accurately described in the appraisal report.



One proper approach in estimating the market value of an AS IS condition is to first estimate the market value of the completed or "stabilized" condition. The AS IS condition should consider
(deduct) all of the anticipated costs incurred to achieve full completion and/or stabilized occupancy of an income property. Included might be leasing commissions, rent concessions typical of the existing market, sales concessions, estimated costs to complete construction or tenant improvements, and lost opportunity, etc. along with appropriate discounts for time, etc.



In summary, an appraisal of the AS IS condition will estimate the defined value of a property while precisely reflecting its actual physical, legal, economic, and political status on the effective date of valuation.



The above value definition pertains to the subject property
As
Is. This report addresses the subject property under this parameter. The appraiser(s) inspected the property on February
9, 1995 and November 8, 1995. The effective date (valuation date) of the report is November 8, 1995.



Definition of Prospective Value:

Market Value is a current, as of the date of the report value, whereas the Prospective Value indicates a hypothetical future value upon the completion of the proposed construction and reaching stabilized occupancy. Prospective Value is defined as:



A forecast of value expected at a specified future date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time of the appraisal report is written.20



It is also defined as follows:



Prospective Future Value Upon Completion of Construction
Premise:



"Prospective future value upon completion of construction means the prospective future value of a property on the date that construction is completed, based upon market conditions forecast to exist as of that completion date."21



The prospective future value upon completion premise assumes that all assumptions are in place as of a future date.



Prospective Future Value Upon Reaching Stabilized Occupancy
Premise:



"Prospective future value upon reaching stabilized occupancy means the prospective future value of a property at a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy."22



The prospective future value upon reaching stabilized occupancy assumes that all assumptions are in place as of a future date, and that the property has reached stabilized occupancy. Inasmuch as we have estimated the As Is Value with a current effective date of valuation, the Prospective or Future Value does not apply to this report.



Definition of Retrospective Value

An estimate of value that is likely to have applied as of a specified historic date. A retrospective value estimate is most frequently south in connection with appraisals for estate tax, condemnation, inheritance tax, and similar purposes.23



Historical or retrospective appraisals are often required in both businesses and in government. The availability of detailed information on the subject and on market data is necessary so market value as of an explicit date can be estimated in retrospect.



Inasmuch as we have estimated the As Is Value with a current effective date of valuation, the Retrospective Value does not apply to this report.



Bulk of Wholesale Premise



Bulk or wholesale market value is the value of the property typically consisting of multiple parcels, as if sold to a single buyer. It is not the sum of the retail values.24



One of the most common errors in discounting future "retail" unit prices to reasonable "wholesale" or "bulk" multiple unit price is failure to allow for the full influence of the developer's/investor's profit motive. In a sense, the typical developer/investor is a manufacturer or a merchant who depends on a cost markup sufficient to cover expenses and produce a reasonable profit as a reward for risks and efforts. This provision for profit may be expressed in a variety of ways: as a percentage markup of original cost or a percentage discount of final selling prices; as "interest" on borrowed capital, "yield" on equity capital or a "rate of return" on invested capital. However expressed, the provision for profit and/or return on capital should not be excessive but should be sufficient to attract the necessary capital to the project. A particular level of profit is not always appropriate, obtainable or in the public interest.



The appraiser must distinguish between gross sellout, which is the aggregate of individual retail unit prices, and the discounted or wholesale value, which is market value. A value conclusion is rendered as of a specific point in time. When a significant period of time has elapsed since the original valuation, the opinion of value previously rendered may no longer be appropriate in light of existing market conditions. No value opinion can be rendered without a reassessment of current market conditions.25



The Bulk or Wholesale premise does not apply with regards to this report.



Type of Appraisal Report



Over the last several years the appraisal industry has undergone major changes including the standards or guidelines which practitioners must adhere to.



In 1987 the Appraisal Foundation copyrighted the original
Uniform Standards. Since this time these standards have had some minor modification and some significant additions. (A complete copy of the most current as well as historical editions of the standards are found in the appraisers office).



In 1991 the State of Arizona pursuant to federal mandate formed the State of Arizona Board of Appraisal and began a licensing program for all appraisers doing work within the state borders.
At the time the State of Arizona Board of Appraisal was organized the state board by statue incorporated the 1990 Uniform Standards of Appraisal Practice (USPAP). On August 4, 1995, the state board adopted the 1995 edition of USPAP.



The 1995 Edition to the Uniform Standards of Professional
Appraisal Practice provides several new appraisal definitions26.
These definitions help define 1) the act of appraising and 2) the reporting of that act. The first two definitions relate to the act of appraising and the next three relate to the reporting process.



Appraisal Development (USPAP Standard #1)

Complete Appraisal: The act or process of estimating value or and estimate of value performed without invoking the Departure
Provisions.



Limited Appraisal: The act or process of estimating value or and estimate of value performed under and resulting from invoking the Departure Provisions.



Appraisal Reporting (USPAP Standard #2)

Self-Contained Appraisal Report: A written report prepared under standards Rule 2-2(a) of a Complete or Limited Appraisal performed under Standard 1.



Summary Appraisal Report: A written report prepared under standards Rule 2-2(b) of a Complete or Limited Appraisal performed under Standard 1.



Restricted Appraisal Report: A written report prepared under standards Rule 2-2(c) of a Complete or Limited Appraisal performed under Standard 1.



The incorporation of these new definitions allow for six different combinations of appraisal assignments. There can be either



1) Complete Appraisals that are Self-Contained, Summary or
Restricted Appraisal Reports; or

2) Limited Appraisals that are Self-Contained, Summary or
Restricted Appraisal Reports.



The difference between a Complete Appraisal Report and a Limited
Appraisal Report is that a Complete Appraisal Report meets all of the requirements of USPAP S-R 1 and a Limited Appraisal Report invokes the Departure Provisions which allows selected parts of S-R 1 not to be meet; however there are additional requirement to meet whenever the Departure Provision is utilized.



The Departure Provision allow an appraiser to perform an appraisal assignment which contains less than or different from the work that would otherwise be required by the specific guidelines detailed in the Uniform Standards if the assignment is not so limited as to be misleading and the client understands and has agreed to the use of the departure provisions.



Once an election has been made as to the use of a Complete Appraisal Report or a Limited Appraisal Report, there are three different manners in which the data can be organized. This is where the Self-Contained, Summary or Restricted Appraisal Reports come into play. Generally speaking a Self-Contained Appraisal Report describes in greater detail all of the various items found in an appraisal report. In a Summary Appraisal Report this same information is provided but it is generally summarized or stated and not explained in the same detail. A Restricted Appraisal Report is very similar to a Summary Appraisal Report except that it contains a restriction that limits reliance on the report to the client and warns that the report cannot be understood properly without additional information which is contained in the work file of the appraiser.



For the purpose of this report and per the clients request this report has been prepared as a Limited Appraisal - Self-
Contained
Appraisal Report. This type of report requires the invoking of the departure provisions under the 1995 uniform standards.







 Plat Map - APN: 104-08-500 and 501



Legal Description



The subject property is located at the headwaters of the Galena and Ticonderoga Gulch on the East slope of Mount Elliott in the
Big Bug Mining District, on the northeastern slope of the Bradshaw Mountains in central Yavapai County. It is commonly known as Leland-Dividend Mine Group, East slope of Mount Elliott
6 mile southwest of Hombolt, Arizona. The subject property is legally described as follows27


The cited above legal description was taken from Public
Records.



The subject site contains 241.75 acres. The subject is further identified as Yavapai County Assessor's Tax Parcel Number 104-08-500 and 501. The square footage indicated by our measurement of the improvements during inspection is utilized throughout this report. The Yavapai County Assessor's Plat Map is presented on a prior page.



This is the legal description which has been furnished to us. We have accepted the legal description as a correct representation of the boundaries of the property appraised. We assume no responsibility for the accuracy of the description and we recommend that the information be verified through legal counsel or through a licensed State of Arizona land surveyor.



Ownership History:

A guideline of the Uniform Standards of Professional
Appraisal
Practice (USPAP) includes a provision for the reporting and analysis of any pending or prior sales of the subject property over the last three years.28



Title to the subject is currently held in the name of James
A.
Ashpole and Catherine Ashpole. Title was conveyed via a Quit Claim Deed signed November 9, 1995 (recorded number unknown). Title was transferred from Black Diamond Mining, Inc. Black Diamond had previously obtained title on April 25, 1994 as recorded in Book 2818 Page 790 through 793. Title was transferred from James A. Ashpole and Mary Catherine Ashpole. The Ashpole's obtained prior title in October of 1994 from Triple R Mining Corporation and Omistar Inc. for a reported $25,500,000. The sales price included a combination of cash, stock and exchange.



Triple R Mining Corporation obtained the property in December of
1983 via a deed recorded in docket 83-042484.



The subject is a vacant mountainous site with no above ground physical improvements. The area was mined during the first part of the 1900's with several underground shafts noted.



This is the legal description which has been furnished to us. We have accepted the legal description as a correct representation of the boundaries of the property appraised. We assume no responsibility for the accuracy of the description and we recommend that the information be verified through legal counsel or through a licensed State of Arizona land surveyor.

Arizona Map

Topographic Map



Neighborhood/Prescott Area Data



A property is an integral part of its neighborhood and normally cannot be treated as an entity separate and apart from its environment. The value of real property is not intrinsic but flows into the property from its environment; real property shares the future with its neighborhood.



Every neighborhood, depending on the property types located within it, has an economic life. Criteria have been developed for property types within various neighborhoods. A primary consideration in deciding the criteria for achieving optimum value for improvements in a given neighborhood is the specific purpose, or market, which the improvements serve. Specifically, the improvements must be compatible with the existing or transitory nature of the environment, and they must appeal to the user for which they were or may be constructed.



Boundaries of the Neighborhood/Trade Area:

A neighborhood is:



 . . . a group of complementary land uses.29



The four basic forces are identified as social ideals and standard, economic conditions, government controls and regulations, and environmental conditions. The neighborhood is defined by economic and political boundaries. The general boundaries of the neighborhood are thus considered to be all of central Yavapai County. The subject property is located at the headwaters of the Galena and Ticonderoga Gulch on the East slope of Mount Elliott in the Big Bug Mining District, on the northeastern slope of the Bradshaw Mountains in central Yavapai
County. These boundaries tend to identify an area of ranching and mining interest.



The subject is located approximately 12 air miles southeast of
Prescott. It is 26 miles from Prescott by car and six miles from
Homboldt.



Major Arterials:

The subject property is located at the headwaters of the Galena and Ticonderoga Gulch on the East slope of Mount Elliott in the
Big Bug Mining District, on the northeastern slope of the Bradshaw Mountains in central Yavapai County. Primary access to the subject is via a dirt and gravel road assessable via a pickup or other high clearance vehicle. The road adjoins other similar dirt and graveled roads in the area and connects with Highway 69 near Poland Junction approximately 5 miles east of the subject. Humboldt is located approximately 6 miles northeast of the subject. The appraisers do not know the legal status of the access road and this report assumes that the subject has legal access along the route indicated above. This report is subject to change upon clarification of legal access.



Highway 69 is the major route connecting Prescott with
Interstate 17 and Phoenix. The turn-off point on Highway 69
to
the subject is approximately half-way between Prescott and I-
17
(at Cordes Junction). .The subject is approximately 82 miles northwest of Phoenix.



Principal Economic Activities:

Prescott is in central Arizona amid the largest stand of Ponderosa Pine in the world. The community is 90 miles southwest of Flagstaff at an elevation of 5,400 feet. Prescott was established in 1864, incorporated in 1881, and is the Yavapai County seat. The city is named in honor of William Hickling Prescott, a noted historian.



Since Prescott's founding as the first Territorial Capital of Arizona and the establishment of nearby Fort Whipple, government has been a dominate sector in Prescott's economy. Prescott is the headquarters of the Prescott National Forest with an annual payroll of nearly $3 million. Other major government employees are: Arizona Department of Transportation, the Veterans Administration Center of Fort Whipple Yavapai County, the City of Prescott and the Prescott Public Schools.



The fastest growing sector of the Prescott-area economy is manufacturing. Better-Bilt Aluminum Company employs approximately 530, Global Wulfsberg Systems, Inc., 263. Other plants in the area are Sturm-Ruger, Quality Plastics of Prescott
Inc., Ace Hardware Inc. (regional distribution center), Telesheen Inc., Printpack and Eaton Corp.



Cattle and sheep ranching are the main agricultural activities with grazing lands in the Prescott National Forest under paid permit, as well as on privately owned land. The Arizona Crop and
Livestock Reporting Service indicates a total of 50,000 head of cattle in Yavapai County.



Mining activity is significant in the Prescott area. Cyprus-Bagdad Corporation maintains a large open pit copper mine, concentrator and electrolytic refinery in Bagdad, 66 miles west of Prescott. Twenty-five church-affiliated camps and one private summer camp, are significant to the Prescott economy.



Medical Facilities:



The community has more than 200 medical professionals, including physicians, surgeons, dentists, orthodontists, opthamologists, optometrists, podiatrists, osteopaths and chiropractors. There are two hospitals, the Yavapai Regional Medical Center (129 beds, 77 physicians), and the Department of Veterans Medical Center.





Educational Facility:



Prescott has six public elementary schools, one middle school and one high school, with 297 teachers and a combined enrollment of almost 5,000 students. There are also five private elementary schools, with combined enrollment of nearly 400 students.

Yavapai College, a public two-year institution with about
7,000
students, is here. The college offers both university transfer and occupational education. There are also two private institutions of higher education. Prescott College, with 500 students, is a four-year liberal arts college. Embry-Riggle Aeronautical, with 1,800 students, is a four-year university offering bachelor degrees in the field of aviation.



Community Facilities:



Prescott offers a broad range of community facilities. There are four libraries, five museums, four art galleries, six theaters,
1,218 acres of parks and a zoo (Prescott Animal Park). For the sports-inclined, there are two 18-hole golf courses, 16 lighted tennis courts, racquetball courts a roller skating rink, a bowling alley, 19 baseball diamonds and four football fields.



Government Services:



Local Government:             Mayor, 6 Council Members, City
Manager

Police Department:            City of Prescott

Fire Department:              City of Prescott



All utilities are municipally provided, including water and sewer service, natural gas service from Citizens Utilities, electrical service by Arizona Public Service, and telephone service via US West Communications/AT&T.



Housing:



Housing in the Humboldt area consist of generally one to 10 acre homesites with a mix of stick built and mobile homes.
Single-family prices typically range from $25,000 to $100,000 plus.



Industrial Properties:

Prescott has five industrial parks totaling more than 380 acres.



Lodging and Meeting Facilities:

There are 1,208 rooms available in 25 hotels/motels which also feature numerous meeting facilities with the largest seating
600. The area has seven national forest campgrounds and six private facilities.





Conclusions:

Overall, during the past three years, the Prescott area experienced new growth both in terms of business and population.
Neighborhood land uses include a variety of residential and commercial developments. Commercial land uses are primarily retail oriented and consists of neighborhood shopping centers, individual stores and strip/specialty centers.



The subject property is located in a remote area west of Homboldt. The area consists of primarily foothills and mountainous terrain. Access is via dirt road and the closest public services available are in Homboldt. Primary land use in the immediate area include mining and cattle ranching.

























Area Plan



Site Data Analysis



The following site description is based upon a physical inspection of the property by Mr. Larry D. Schnepf, MAI of Schnepf Ellsworth Appraisal Group on February 9, 1995 and
November 8, 1995.



Location:

The subject property is identified by address as east slope of
Mount Elliott. The subject property is located at the headwaters of the Galena and Ticonderoga Gulch on the East slope of Mount
Elliott in the Big Bug Mining District, on the northeastern slope of the Bradshaw Mountains in central Yavapai County.



The property is located in the Big Bug Mining District on the
Poland Junction Quandrangle Map, Section 25 and 36, Township
13
North, Range 1 West, and in Section 31, Township 13 North,
Range
1 East, Yavapai County, Arizona.



Measurements/Configuration:

No survey was provided to the appraisers. The appraisers
review
the Yavapai County Assessor's Tax Parcel Maps (APN # 104-08-
500
and 501). The plat map indicated an area of



                    Parcel I

                    Claim Name          Acreage

                    India                    17.19 acres

                    Bessie No. 1             7.23 acres

                    Republic No. 1      17.35 acres

                    Republic No. 2      14.61 acres

                    Snowstorm           18.62 acres

                         Clipper    (grouped)

                         Summit

                         Jump Off

                         Peerless

                         Star Light

                         Comstock

                         Aladin              92.24 acres

                    Omar                10.87 acres

                         Juanita (grouped)

                         First Extension of the Dividend Mine

                         Galena Mine         57.98 acres

                    Total Parcel I           236.09 acres

                    Parcel II          5.66 acres

                    Total Parcel I & II 241.75 acre    s





The subject is contained in two groups, both of which are irregular in shape (see plat map). Parcel I contains the patent mining claims while Parcel II contains a 5.66 acre parcel of private deeded land. No assessment work is reportedly required on this property.





Deposit Listing from State Records

Flood Insurance Rate Map





Assessed Valuation and Taxes:



The subject property is located in Yavapai County and valued by the county assessor for taxing purposes. The assessor's office is responsible for classifying and appraising all real property at current Market Value. Commercial and industrial real property is primarily appraised by use of a Multiple Regression Analysis
Program, based on cost and comparable sales data.



Since 1980, there has existed a unique two-tier property value system; primary (limited) valuation and secondary (full cash) valuation. This system controls wild fluctuations in the value of real estate from appreciation or inflation. Each property has a "limited" value that cannot exceed the "full cash" value.
This "Limited Value" is based on the previous year's limited value increased by either 10 or 25 percent of the difference between the full cash value of the current year and the limited value of the prior years, whichever is greater, unless the property has been changed as defined in ARS 42-201.02C and D since the previous year. The current assessment ratios are listed as follows:







Legislative Class   Assessment Ratio    Property Type

     3              25%       Commercial or industrial

     4              16%       Agricultural, vacant land and
other

     5              10%       Owner-occupied residential

     6              10%       Leased or rented residential





There are also two tax rates: the primary rate and the secondary rate. The primary rate currently comprises the bulk of the overall tax rate and is applied to the limited value. The secondary rate is applied to the full cash value. The primary
(limited) property taxes are for state, county, city governments, and school and junior college districts. The growth of actual tax levels for the primary rate is limited to an increase of 2 percent per year. Taxes are restricted in growth by limiting the increase in value of real estate by 10 percent per year over a base year (1979) or the year in which it was developed. For secondary (full cash value) property taxes, full cash value is used unadjusted to calculate tax levels for flood control, water provision, bonds, and overrides.



Subject Property Tax Assessment History

For 1993, the subject was identified as part of  Yavapai
County
Assessor's Parcel Number 104-08-500 and 501. The 1994 real estate taxes total $536.31. Including past due for the years 1992, 1993 and 1994, total real estate taxes due on the subject are $1,991.84.





According to the Yavapai County Treasurer's Office, all taxes have been paid to date. The subject property's tax rate within the range believed typical for the area with and is considered reasonable.



Special Assessment

No special assessment were discovered during our research.

Conclusions

The appraisers have reviewed the market for similar and like kind properties. The subject property's tax rate within the range believed typical for the area and are considered reasonable.















Subject Photographs



1. View looking west along the access road across the subject.







2. View looking southeast from near the subject property towards the Maga McCabe Mine site (currently under construction).

 .









3. View looking southwest along a creek that runs through the subject property.









4. View looking westerly from the subject site across some of the ore dumps towards Mount Elliott.











5. View of one of the mining shafts on the site.







6. View of one of the mining shafts on the site.













7. View looking north across one of the ore dump sites on the subject.









8. View of one of the mine shafts (left side is top).



Highest and Best Use



Highest and Best Use is a fundamental concept in appraising real estate because it focuses market analysis on the subject property's optimum use given current market conditions. The Appraisal Institute has recognized highest and best use as:



The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.30



Implicit in the above definition are two different and distinct value estimates: the highest and best use as vacant and the highest and best use as improved.



Highest and best use of a site as though vacant and available for development assumes that a parcel of land is vacant or can be vacated by demolishing existing improvements.



The goal of the analysis is to ascertain the optimum use of the land if it is, or were, vacant and what type of improvement, if any, is warranted given market conditions.



In growth areas and neighborhoods in transition or where a change in the near term is expected, an interim use may be appropriate. For instance, the highest and best use of a farm in the path of urban growth may be as a future shopping center with an interim use as a farm.



Highest and best use implies contribution of that specific use to the community environment or to community development goals in addition to wealth maximization of individual property owners. Also, the estimate of highest and best use results from the appraiser's judgment and analytical skill, i.e., the use estimated from analysis represents an opinion, not fact to be found. In appraisal practice, the concept of highest and best use represents the premise upon which value is based. In the context of most probable selling price (market value), another appropriate term to reflect highest and best use would be the most probable use.



In estimating the highest and best use of a property, the test is to forecast which program of future utilization is able to develop the highest net return on the land over a long period of time. Highest and best use does not necessarily refer to a building of the greatest size that someone might be induced to erect, nor does net income always need to be interpreted strictly in terms of money. It can take the form of amenities, such as an attractive wooded site best used as a park or game refuge.



An equally important consideration in developing a best use estimate is recognition of the fact that the appraiser's estimate for a particular property is dependent upon the type of value being estimated. Each type of value is based upon a particular set of conditions which are assumed to exist as of the date of valuation. Depending upon the purpose of a particular appraisal assignment, the best use estimate may vary depending upon the type of value being sought. In a market value assignment, a best use estimate is always developed from the perspective of potential purchasers/users who constitute an active market for the subject property.



In many properties, the highest and best use conclusion may be identical to the one permitted by either zoning ordinances or private restrictions. There may be cases, however, where the land has a more valuable use than that permitted by law, and if there is a strong possibility that changing the legal use would be permitted, then it could properly be considered as a factor affecting value. Conversely, zoning could legally permit a use more intense than the site could reasonably be expected to perform. In such cases, if zoning will not permit a less intense use, then it is necessary to determine whether or not the zoning could be changed and the effect of this factor upon the ultimate utilization of the property.



In ascertaining the highest and best use of a site or a property, it is necessary to study four factors:31



Legal Permissible Use - the uses that are permitted by zoning, existing leases and/or deed restrictions.

Possible Use - the uses that are physically possible;

Financial Feasible Use - the uses which are possible and permissible, which will produce a net return to the owner of the subject; and

Maximally Productive Use - the use of the subject site among the feasible uses which produces the highest net return. This use is essentially its highest and best use.



The appraisers' analysis considers the four factors as they relate to highest and best use of the site as vacant as follows:



Highest and Best Use, As Vacant:

1.  Legally Permissible:



As discussed in the "Site Data Analysis" section of this report, the subject site is zoned Rural, Yavapai County The subject, a patented mining claim, is a legally permitted use.











2.  Physically Possible:



The next constraint imposed on the use of the subject property is primarily dictated by the physical aspects of the site itself. Size, shape, and topography affect the uses to which land may be developed. The subject property is assessable, with modest road improvements, by heavy duty truck, a requirement for hauling ore from the site.



Our analysis of the physical characteristics of the site, as vacant, indicates a limited number of physically possible uses for the subject parcel; i.e. ranching, mining, homesites.



3.  Financially Feasible:



In determining which uses are legally permissible and physically possible, we have eliminated many uses from consideration. The appraisers are of the opinion that it would be currently financially feasible to develop the subject site as a mining property, assuming geologist test for developable ore are accurate.



4.  Maximally Productive:



The maximally productive uses for the subject site which were found to be financially feasible, as of the date of the appraisal is to develop the mining interest of the site.



Conclusions of the Highest and Best Use:

Since zoning and regulation of community plans tend to take precedence over private wants and aspirations, the decisions as to Highest and Best Use must be considered within the framework of public limitations. Finally, the Highest and Best Use is a logical and appropriate use or range of uses that fall within the constraints of private wants and public standards, presuming that all are working within the guidelines of the real estate market. In general, decisions would be rational, not arbitrarily arrived at, and would function in the scope of good planning and reasonable productivity of use. Therefore, we conclude the following:



Considered "As Is," the Highest and Best Use is to develop the sites mining interest.

















Valuation Process



Typically, real estate can be valued by applying three approaches, e.g., Cost, Income and Sales Comparison. In addition, the site or land valuation is typically analyzed by the usage of the sale comparison methodology. The three are defined as follows:32

COST APPROACH

That approach in appraisal analysis which is based on the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist no comparable properties on the market.

INCOME APPROACH

That procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. The Income Approach is widely applied in appraising income-producing properties. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

SALES COMPARISON APPROACH

Traditionally, an appraisal procedure at which the market value estimate is predicated upon prices paid in actual market transactions and current listings; the former fixing the lower limit of value in a static or advancing market (price wise), and fixing the higher limit of value in a declining market; and the latter fixing the higher limit in any market. It is a process of analyzing sales of similar recently sold properties in order to derive an indication of the most probable sale price of the property being appraised. The reliability of this technique is dependent upon (a) the availability of comparable sales data,
(b) the verification of the sales data, (c) the degree of comparability or extent of adjustment necessary for time differences and (d) the absence of non-typical conditions affecting the sale price.



In essence, all approaches to value (particularly when the purpose of the appraisal is to establish market value) are market data approaches since the data inputs are presumably market derived.



This report is Limited in its scope with only the Sales and Income Approaches utilized. The Cost Approach is not considered in this report. Income Approach



This approach deals with the estimating of property value by measuring the worth of a future income stream.



All of the basic real estate appraisal principles are involved in some manner in the Income Approach. The principle of
anticipation is  very  important  and  serves as   the
underlying premise. The procedure in the Income Approach is to estimate the present worth of value of future anticipated benefits that are derived from ownership of the real property. The reason ownership of property rights have a value in exchange is that the owner of these rights is entitled to the future benefits accruing from the real estate. Anticipated future benefits have a direct affect on value.



The Income Approach is a valid technique of estimating value when the appraised property is an investment property that is purchased for the generation of income. Properties like the subject are typically purchased for their anticipated benefits in the form of annual cash throw-off and capital appreciation upon reversion after the investment holding period.



The procedures involved in the Income Approach are a simulation of investor-purchaser behavior. The approach accounts for many thought processes and analysis an investor performs in the acquisition of real estate.



Rather than use an individual's investment objectives, general market objectives for the typical purchaser are substituted so that the result is a Market Value or value in exchange.



The process involved in this approach is twofold; (1) the various income and expense items are defined that results in the estimation of Net Operating Income, and (2) the Net Operating Income is then discounted into a value estimate by the income capitalization process. The basic capitalization formula is: Value is equal to the Net Operating Income divided by the Overall Capitalization Rate.



The following pages will present the above items under two major headings, Income and Expense Estimate and the Income
Capitalization Process.



INCOME AND EXPENSE ESTIMATE

This portion of the report concerns itself with the estimation of income and expenses directly related to the operation of the real property under typical management conditions. Income refers to monies or other benefits received from the use and/or sale of the subject, while operating expenses denote those items necessary to maintain the production of income to the property.



INCOME:



This portion of the report seeks to derive the Effective
Gross
Income for the subject property.



Operating History:



The subject is a patented mining claim.




Expenses:



Based upon the above and per discussions with Mr. Ashpole, the following expenses are estimated.



     Mining from shaft        $50 per ton

     Smelting Charges         15%

     Loading/Crushing Cost    $8 per ton

     Hand Sorting        $30.00 per ton

     Hauling Cost        $25 per ton (20 to 25 ton trucks)

     Reclamation Cost         $1.00 per ton

     Cost to improve the road $15,000

     Power               $125,000

     Water               $10,000

     Telephone           $7,000

     Permits             $125,000

     Exploration              $300,000



Mr. Ashpole indicated that he has a current trucking contract with an independent trucker for 15 trucks with a 24 ton
capacity. He expects to haul 200 tons per day to reach a
6,000
ton monthly commitment.



NET OPERATING INCOME:



The next step in the Income Approach is the mathematical derivation of the Net Operating Income. Estimated expenses are subtracted from the Effective Gross Income. It is this income that is used in the capitalization formula. The Net Operating Income represents the return on and the recapture of the improvement investment and a return on the land investment.

The above estimates are based upon geological reports provided by the client and contingent upon their verification and accuracy. The above estimates are based upon November 8, 1995 spot prices and are subject to daily changes.



DISCOUNTED CASH FLOW ANALYSIS



The Discounted Cash Flow (DCF) Analysis is an analytical tool and method of valuation increasingly used by market participants in their decision-making process. It is regarded as one of the best methods of replicating steps taken to reach investor buy/sell/hold decisions by market participants. It allows the analyst the opportunity to utilize the most detailed, precise means of considering the amounts and timing of investment cash inflows and outflows over the life of an investment. With this procedure, any series of cash inflows and outflows over any specified time frame at any rate of return can be analyzed and the present value of the investments anticipated performance can be measured.



Discounted cash flow analysis relies on compound interest measurements to convert future dollars into their present value equivalents. Because dollars to be received in the future are worth less than current dollars, successive cash inflows and outflows are discounted at a selected rate to their present value as of a given date. The sum of the present values for each future positive or negative cash flow represents the discounted cash flow value indication at a given discount rate.



Significant in the discounted cash flow value indication are the forecasts and assumptions utilized. In the instance of those utilized in the value indication which follows, they are based upon the market-oriented data and opinions subsequently related.
The discount rate utilized has been derived from the real estate and capital markets. Current investor expectations concerning property type, age and condition of the improvements, cash flow characteristics, etc., have been considered. Growth rates, terminal capitalization rates, financing terms and conditions are market-derived.



Summarily, discounted cash flow techniques are applicable in the valuation or analysis of various property types, including proposed construction and land development, rehabilitation, condominium development or conversion, and income properties.



Using the Discounted Cash Flow Analysis with a middle range yield rate of 35% the range of Net Present Value was estimated at between $30,285,000 to $38,290,000 (rounded).



The residual surface rights to the subject are estimated at between $1,000 to $2,000 per acre or $242,000 to $484,000 with a
middle range value of $350,000 considered reasonable.  Sales
Comparison Approach



The Sales Comparison Approach is one of three traditional approaches to value. This approach is also called the Market Data or Market Comparison Approach. It is:



Approach through which an appraiser derives a value indication by comparing the property being appraised to similar properties that have been sold recently, applying appropriate units of comparison and making adjustments, based on the elements of comparison, to the sale prices of the comparables.33



Basic real estate appraisal principles involved in this approach are the principle of substitution, anticipation and contribution. The "principle of substitution" is the underlying premise from Sales Comparison Approach and  its  definition
is
very similar to that of the approach itself.  This principle
fundamentally   states  that  the value  of  a  property  is
influenced to a large extent by the prices being paid in the open market for similar properties offering the same utility. The market that is made up of substitute properties then represents alternatives for a prospective buyer and tends to set the range of values.



The "principle of anticipation" states  that  prices  paid
for
property  is a reflection of the market's expectation of
future
benefits that accrue  from  ownership.   It  follows, then,
that if the property is old and nearing the end of its economic life, or for another reason has a dismal future, the present worth of value of all future benefits would be considerably lower than if the property was new and could generate benefits for a longer period. The value of real property, therefore, can be considered the present worth of all future benefits that can be derived from its ownership.



The "principle of contribution" is the underlying rationale for the adjustment process in the Direct Sales Comparison Approach. This principle views the sale price of real property as the sum of all value contributing characteristics.
The individual characteristics are measured by the effect their presence or absence has on the total sale price. Not only is their mere presence important, but also the quantity and quality in which they exist.



There are other appraisal principles involved in Direct Sales
Comparison, but the three mentioned are considered most pertinent.



COMPARABLE SALES DATA











Due to the mineral content, there are no direct comparable sales to the subject property. There are several sales of mineral rights and patented land that include mineral rights.



Related Sales















All of the above sales are located in the Bradshaw Mountains and within 15 miles (as the crow flies) of the subject. An additional sale of the Maga McCabe Mine located 1/2 mile northeast of the subject was reportedly acquired by Maga Copper
Company for $37,000,000. This figure could not be confirmed by public records and included additional tranferes, including a 4/28/94 tranfer for $268,874. According to the Arizona Department of Mines and Mineral Resources "Directory of Active
Mines in Arizona" 1994 edition, this mine was operated by Maga for a year and before it was taped out. End of production numbers were 28,405 oz. of gold; 113,116 oz. of silver and 473,946 lbs. of copper. This project is currently in the reclamation stage. At current market rates, this caculates as follows:



     28,405 oz. of gold  x    $385.10/oz. =  $10,938,765.50

     113,116 oz. of silver    x    $5.34/oz. =    $
604,039.44

     473,946 lbs. of copper x $1.36/lb. =    $     644,566.56

          Total Net production               $12,187,371.50



The relationship between the commodities as extracted from this mine are: 3.98 oz. of silver for every 1 oz. of gold; 266.96 lbs. of copper for every 1 oz. of gold.



We believe that the subject would likely demand a value in the upper end of the range due to the geological reports.
Therefore,
based upon a value in the $100,000 to $150,000 per acre range, a value for the subject is caculated as follows:



     241.75 acres x $100,000  =  $24,175,000, call
$24,200,000

     241.75 acres x $150,000  =  $36,262,500, call
$36,250,000



Reconciliation and Final Value Estimate



Final reconciliation is:



The application of the process of evaluating alternative conclusions, and selecting from the indications of value derived from each of the approaches utilized in the appraisal problem, to arrive at a final estimate of value. The appraiser weighs the relative significance, applicability and defensibility of the indications of value derived from each approach and places the most weight and reliance on the one that, in his professional judgment, best approximates the value defined. He reconciles the facts, trends and observations developed in the analysis and reviews his conclusions and the probable validity and reliability of those conclusions.34



The Cost and Sales Comparison Approaches are, characteristically, expressions of the value of fee simple interests. The Income Approach may or may not express a value indication of the fee simple interest dependent upon the leasing status of the property. Because the subject is to be appraised
As Is, the fee simple interest was estimated.



This a Limited Appraisal - Self-Contained Report and the Cost
Approach was not addressed. Please refer to the Special
Underlying Assumptions on page 8. A summary of the value indicators follows:



Income Approach:

     Value via the Income Approach:          $35,000,000

     Residual surface rights            $350,000

Sales Comparison Approach:

     Value via the Sales Comparison Approach:     $24,200,000
to
$36,250,000



Usually, depending upon the type of property appraised or the purpose of the appraisal, one approach may carry more weight or be considered more reliable for a final value estimate. In other instances, because of the inadequacy or unavailability of data, one or even two approaches may be accorded little weight in the final value estimate.



Concerning the subject, the value indication by the Cost
Approach was excluded.



The value suggested by the Income Approach attempts to consider the investment characteristics of the property and the risks inherent in this type of investment. The value of mining interest are heavily contingent upon geological studies and report from experts in this field. The appraisers relied upon expert opinions in this area and made no warranty's or representations regarding their accuracy. The appraisers assume the accuracy of the studies provided by the client and reserve the right to adjust the value estimate herein upon the completion and availability of additional studies.



The Sales Comparison Approach offers somewhat comparable sales, although without accurate geological studies on the comparable sales, no true comparison can be made. This approach is considered in a supporting role.



Within this Limited Appraisal - Self-Contained Report the Sales and Income Approaches are employed, providing reasonable and justifiable estimates of market value. In sum, the value indicated from the Income Approach is considered appropriate at this point within the appraisal process.



On the basis of data in the body of the report, our conclusions, subject to stipulations, if any, in the report, as of November
8, 1995, (with an inspection date of February 9, 1995 and
November 8, 1995) was:



Market Value of the As Is Fee Simple Interest of the Subject property:



Thirty Five Million Dollars

$35,000,000



The residual surface rights to the subject are estimated at between $1,000 to $2,000 per acre or $242,000 to $484,000 with a
middle range value of $350,000 considered reasonable.

Certification



As a result of a request for a Limited Appraisal Self-
Contained
Report assignment of the property, legally described in the body of the report, at:



     Leland-Dividend Mine Group

     Located on the east slope of Mount Elliott

     Approximately six  miles southwest of Hombolt, Arizona



We certify to the best of our knowledge and belief:



The statements of fact contained in this report are true and correct [S.R. 2-3, USPAP, 1995].

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions [S.R. 2-3, USPAP, 1995 Edition].

We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved [S.R. 2-3, USPAP
1995 Edition].

Our compensation is not contingent upon reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event
[S.R. 2-3, USPAP 1995 Edition].

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP) published and copyrighted by the Appraisal Foundation and the Arizona Appraisal Board and the standards and reporting requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute. [S.R. 2-3, USPAP 1995 Edition].

Larry D. Schnepf has made a personal inspection of the property that is the subject of this report. [S.R. 2-3, USPAP 1995
Edition].

No other persons than those listed herein provided significant professional research assistance to the persons signing this report.

The use of this report is subject to the requirements of the Arizona Appraisal Board and the Appraisal Institute relating to review by its duly authorized representatives.

Mr. Larry D. Schnepf, MAI is currently certified under the State of Arizona's Appraisal Board mandatory appraiser licensing and continuing education program [A.R.S. Section 32-3601].

The appraisers have reviewed the Competency Provision of the USPAP and are in full compliance with this provision
[Competency
Provisions - USPAP 1995 Edition].

The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan
[Ethics Provision - Management, USPAP 1995 Edition].

We certify that, to the best of our knowledge and belief, the reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute [S.S.R. 2-1, Appraisal Institute SPAP].

We certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives [S.S.R. 2-2, Appraisal
Institute SPAP].

As of the date of this report the appraisers are/have completed the requirements of the continuing education program of the Appraisal Institute [S.S.R. 2-3, Appraisal Institute SPAP].

The undersigned hereby acknowledges that he/she/they has/have the appropriate education and experience to complete the assignment in a competent manner. The reader is referred to the appraisers' Statement of Qualifications.



Further, the value reported is based upon cash in U.S.
dollars
or in terms of similar financial arrangements.



The value(s) reported are intended to conform with Code of Ethics and Standards of Professional Practice of the Appraisal
Institute; the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Appraisal Institute for a limited appraisal assignment with departure provisions of USPAP
Standards 2-2 as outlined in Standards 1-4(a) through (i) and regulatory guidelines as published by various federal agencies, including OCC's Rule/Policy 12 CFR Part 34 pertaining to federally chartered banks.





Respectfully submitted,

Schnepf Ellsworth Appraisal Group











Mr. Larry D. Schnepf, MAI

Certified Arizona General Real Estate Appraiser

Certificate # 30284

Addenda





Qualifications

Floyd Hanly & Associates Report

Phelps Dodge Contract

EMTEC reports

Quit Claim Deed

     Schnepf Ellsworth Appraisal Group





Based in Mesa, Arizona, Schnepf Ellsworth Appraisal Group evolved from Ellsworth Appraisals, founded in the 1960's by D.
Delos Ellsworth, ARA. The firm is staffed with dedicated, experienced appraisal professionals who bring together their diversified backgrounds in various income-producing properties into detailed, comprehensive and objective analysis.



Our firm's professional appraisal qualification standards are some of the highest in the industry. Each professional appraiser on our staff is required to have a minimum of 10 years commercial appraisal experience with the last five years of appraisal experience in Arizona properties. All of the professional staff appraisers are required to be licensed by the
State of Arizona Board of Appraisal as "Certified General
Real
Estate Appraisers."35 In addition, the professional appraisal staff is encouraged to actively participate in professional trade organizations and continuing education programs. The trade organizations promote various professional appraisal designations including: MAI, RM, SRA and SREA. These high company standards mean that the appraiser is more experienced and is dedicated to writing a quality analysis. Schnepf Ellsworth believes that qualified, experienced and licensed professional appraisers eliminates the trial by error or the learning to write an analysis at the client's expense which is common in the appraisal industry.



The unique talents and experience of our professional appraisal staff is exemplified by the detailed analysis in all of our clients' reports. Our staff are specialists in:
Agricultural,
Retail, Office, Industrial, Apartments and Hotel/Motel
Properties. Clients and prospective clients are encouraged to check our professional appraisal staff references.



Please do not hesitate to contact us at (602) 497-1113, with your firm's questions or need for a fee quote on your income-producing appraisal property needs.

















Qualifications LARRY D. SCHNEPF, MAI

Mr. Schnepf has been a real estate appraiser/consultant in Arizona since 1974. He provides both appraisal and consulting services ranging from feasibility studies to appraisals of new, one-of-a-kind facilities.



EDUCATION:



Arizona State University

Graduate, Brigham Young University - 1976, B.A. in
Communication



APPRAISAL EDUCATION:



Appraising of Agricultural Properties, Brigham Young
University,
1976

SREA Seminar, Cash Equivalency and Creative Financing, San
Diego, California - 1981

SREA Exam 101, An Introduction to Appraising Real Property,
Phoenix, Arizona - 1982

SREA Exam 102, Applied Residential Property Valuation,
Phoenix,
Arizona - 1982

SREA Course 201, Principles of Income Property Appraising,
Boulder, Colorado - 1982

SREA Course 202, Applied Income Property Valuation, Tempe,
Arizona - 1982

AIREA Exam 1A-1, Real Estate Appraisal Principals, Hanover,
New
Hampshire - 1985

AIREA Exam 1A-2, Basic Valuation Procedures, Hanover, New
Hampshire - 1985

AIREA Course 2-1, Case Studies in Real Estate Valuation,
Cocoa,
Florida - 1985

AIREA Exam 2-2, Valuation and Report Writing, San Diego,
California - 1985

AIREA Courses 2-3, Standards of Professional Practice,
Austin,
Texas - 1985

AIREA Exam 10, Market Analysis, San Diego, California - 1985

AIREA Exam 1B-A, Capitalization Theory and Techniques, Part
A,
Tucson, Arizona - 1985

AIREA Course 1B-B, Capitalization Theory and Techniques, Part
B,
San Diego, CA - 1986

AIREA Seminar, R-41b, Tempe, Arizona - 1986

SREA Seminar, R-41c and the Appraiser, San Diego, California
- -1986

American Demographics Institute, How to Build and Use a
Demographic Information System, Marina Del Rey, California -
1986

AIREA Seminar, Federal Home Loan Bank Board Regulation R-41c,
Mesa, Arizona - 1987

AIREA Seminar, Malpractice/Court Testimony, Phoenix, Arizona
- -1987

American Demographics Institute, Consumer Demographics,
Marina
Del Rey, California - 1987

AIREA Seminar, UCIR Appraisal Form/FHLBB Appraisal Policies,
Anaheim, California - 1988

The Resolution Trust Corporation, Appraisal Seminar, Phoenix,
Arizona - 1990

AI Course SPP-A, Standards of Professional Practice, Part A,
Scottsdale, Arizona - 1991

AI Course SPP-B, Standards of Professional Practice, Part B,
Scottsdale, Arizona - 1991

AI Seminar, Arizona Law, Scottsdale, Arizona - 1991

AI Seminar, Market Extractions, Tempe, Arizona - 1992

Arizona School of Real Estate, Appraisal Valuation & Current
Economic Trends, Scottsdale, Arizona - 1992



PROFESSIONAL MEMBERSHIPS:



APPRAISAL INSTITUTE (formerly the AMERICAN INSTITUTE OF REAL
ESTATE APPRAISERS) - MAI Number 7760 - Phoenix Chapter



The American Institute of Real Estate Appraisers conducts a voluntary program of continuing education for its designated members. MAI members who meet the minimum standards of this program are awarded periodic educational certification.



The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAI members who meet the minimum standards of this program are awarded periodic education certification. As of the date of this report, Larry D.
Schnepf has completed the requirements under the continuing education program.



CERTIFIED GENERAL REAL ESTATE APPRAISER, State of Arizona,
Certificate No. 30284.



 CHRONOLOGY OF WORK HISTORY:



Senior Partner, Schnepf - Ellsworth Appraisal Group, providing a wide range of valuation and consulting services. (1988 to present)



President, Schnepf, Layton & Watkins, Inc. appraisal firm in
Mesa, Arizona. (1991)



Associated with the late David N. Peterson, MAI and Patrick
Nolan, MAI (Real Estate Science Corporation), 2200 North
Central
Avenue, Suite 416, Phoenix, Arizona 85004. (1982 to 1988)



Independent Fee Appraiser and Corporate Real Estate Broker for
Kaibab Industries. Partner, Payson West, a 300 acre subdivision development in Payson, Arizona. (1980 to 1982)



Independent Fee Appraiser and Real Estate Salesmen in small firm specializing in agricultural properties. (1976 to 1980)





Scope of Work:



Real estate asset appraisals including: residential, subdivision, commercial, retail, industrial, transient lodging, retirement/congregate care, agricultural, ranch, special and mixed-use purpose properties. Other services performed include:
right-of-way, business valuations, highest and best use studies, market-demand studies, marketability studies, feasibility studies, site selection analysis, portfolio analysis, second opinions, due diligence reviews, tax Certiorari analysis.



Testimony Experience:



Qualified witness in the Superior Court, State of Arizona and Federal Bankruptcy Court.





Floyd Hanly & Associates Report


Phelps Dodge Contract


EMTEC reports

Quit Claim Deed

1 As required by 1995 Uniform Standards of Professional
Appraisal Practice (USPAP), 1995 Edition, Standard Rule (S-
R),
2-2(b), page 20.

2 USPAP, 1995 Edition .

3 1995 Uniform Standards of Professional Appraisal Practice
(USPAP), Standard Rule 2-2(f).

4 The Appraisal of Real Estate, 10th ed., op. cit., p. 575.

5 1995 Uniform Standards of Professional Appraisal Practice
(USPAP), 1995, Standard Rule 1-2(a) , p. 12, and Standard
Rule
2-2(c), p. 22 and Statement Appraisal Standards No. 3 (SMT-3) and (SMT-4), pp. 65 -67.

6 Appraisal Institute, The Dictionary of Real Estate
Appraisal,
3rd ed. (Chicago; Appraisal Institute, 1993), p. 140.

7 Ibid., p. 120.

8 Ibid., p. 204.

9 Ibid., p. 204.

10 Ibid., p. 204.

11 Ibid., p. 320.

12 Ibid., p. 320.

13 The Appraisal Institute, The Appraisal of Real Estate,
10th
ed., (Chicago:  The Appraisal Institute, 1992), pp. 23-24.

14 Society of Real Estate Appraisers, Real Estate Appraisal
Terminology, Revised Edition, (Cambridge, Massachusetts:
Ballinger Publishing Company, Fifth Printing, May 1983), p.
118.

15 Ibid., p. 308.

16 Ibid., p. 124.

17 1995 Uniform Standards of Professional Appraisal Practice
(USPAP), 1995 Edition, 1995,  pp. 7 and 8.

      Title XI of the Federal Financial Institution's Reform,
Recovery and Enforcement Act of 1989 ("FIRREA"), Public Law
No.
101-73, 103 Stat. 183 (1989).

      Department of the Treasury, Office of the Comptroller of the Currency (OCC), Treasury, Rules and Regulations 12
C.F.R.,
Subpart C, 34.42 Federal Register, Volume 55, No. 165,
Friday,
August 24, 1990, page 34696.

      Resolution Trust Corporation's Final Regulation on
Appraisals, 12 C.F.R., Part 1608, Revised June 1991.

18 The Dictionary of Real Estate Appraisal, 3rd ed., op.
cit.,
p. 385.

19 Appraisal Policies and Practices of Insured Institutions and
Service Corporations, Federal Home Loan Bank Board, "Final
Rule", 12 CFR Parts 563 and 571, December 21, 1987.

20 The Dictionary of Real Estate Appraisal, 3rd ed., op.
cit.,
p. 283.

21 Appraisal Policies and Practices of Insured Institutions and
Service Corporations, Federal Home Loan Bank Board, "Final
Rule", 12 CFR Parts 563 and 571, December 21, 1987.

22 Ibid.

23 The Dictionary of Real Estate Appraisal, 3rd ed., op.
cit.,
p. 308.

24 "Subdivision Analysis," An Educational Memorandum of the
American Institute of Real Estate Appraisers.  Modified by
Davis
Appraisal Services, Inc. for general usage.

25 Ibid.

26 1995 Uniform Standards of Professional Appraisal Practice
(USPAP), 1995 Edition, 1995,  Appraisal Standards Board,
Effective 1/1/95.



27 Per  Public Records.

28 1995 Uniform Standards of Professional Appraisal Practice
(USPAP), 1995 Edition, 1995, Standard Rule 1-5(b), p. 15.

29 The Appraisal of Real Estate, 10th  Edition, op. cit., p.
171.

30 The Appraisal of Real Estate, 10th ed., op. cit., p. 275.

31 The Appraisal of Real Estate, 10th ed., op. cit., pp. 280-
283.

32 Byrl N. Boyce (ed.), Real Estate Appraisal Terminology,
American Institute of Real Estate Appraisers and the Society of
Real Estate Appraisers (1st ed. rev.; Cambridge; Ballinger
Publishing Co., 1981), p. 62, 126.132, 160.

33 The Dictionary of Real Estate Appraisal, 2nd ed., op.
cit.,
p. 265.

34 Boyce, p. 103.

35 As of July 1, 1991, all appraisals performed in the State of
Arizona requires a state licensed "certified" appraiser.



PRODUCTION POTENTIAL:

In the 1920'8, this mine was actively producing 30 ounces of gold per ton at an average $12.70 per ounce. There have been four studies on this mine that I have in my possession dating from 1915, and they all give similar information, that has been verified independently by different parties over the past 40 years.

The estimated cost per ton to operate this mine is around $60.00 per ;on, to produce a minimal 1 ounce of gold per ton. The neighboring mine is producing, closer to 2 ounces of gold per ton with modern mining technique 8. Start up costs are estimated at around $350,000.00 to de-water the mine, reopen the existing mining shafts, and start production. This figure could vary, mainly on the downward side, depending on the size of mining operation the owners desire.

This proven gold mine could be reactivated and in production within 6O days from its capitalization. The mine is well known to mining Consultants and engineers in the region. The claims have been duly recorded and perfected. The property has been surveyed, and survey maps are on file with the proper state and county officials.

PROFIT Potential:
The neighboring "Stan West Mine" is also well known, and it is producing today, over 100 tons per day, at probably close to 3 ounces of gold per ton, t a cost of $60.00 per ton and a gross profit at todays estimated gold price of $390.00 per oz.: this would mean $330.00 profit per oz.

On the "Lelan Dividend Mine", using the old production "pick
& shovel" level of 30 oz. per day, this could mean a yearly gross profit after Lining costs of $3,000,000.00 plus.

CERTIFICATIONS:

The attached reports, charts, & maps are only compiled to lay out the istory of the mine, the potential of the mine, and allow a potential .investor to familiarize himself with the situation before actually visiting the area or retaining an independent mining consultant for a separate opinion or appraisal.

I. Brief review of the "Lelan Dividend Mine"

Location

District

Geology

Early Operations

Requirements

II. Recorded Mining Claims & Maps

State Map of General Area

Topographic Maps Prescott Valley South

Sectional Map of Claims

Mine Shaft Map

III. Estimated Costs to Activate Mine

De-water & sample at 600' level

Equipment Rental

Headframe cost & Crane cost

Estimated time-- Ore sample

IV. Existing Studies on"Lelan-Dividend Mine Group".

E.W. Wells, Prescott, Arizona, Nov. 20, 1915

Max Stockder, Tuscon, Arizona Feb. 29, 1916

T.J. Sparker Prescott, Arizona, Sept. 22-23, 1923

























I. Brief review of the "Lelan Dividend Mine".

LOCATION

The property is twelve air miles south east of Prescott. By road it is 26 miles from Prescott and 6 miles from Humbolt. It is reached from Prescott by taking Highway 69 to a short distance beyond Humbolt then taking a side road to the right through the Iron King property.

The group of claims is situated on the head waters of the Galena and Ticonderoga Gulch on the East slope of Mt. Elliott in the Big Bug Mining District, Yavapi County, Arizona.

THE DISTRICT

The Big Bug Mining District is on the North Eastern slope of the Bradshaw Mountains and extends from Big Bug Mesa to the Agua Fria Valley. It ranges in altitude from 4,500 to 7,000 feet.

Placer gold was discovered in the Big Bug region in the 1860's, and it is understood that all of the gulches paid well. This lead to the discovery of numerous veins and the subsequent working of the oxidized zones. In the early days, mining stopped when the limit of the oxidized zone was reached. Although the continuing sulfides often held values that steadily increased with depth, they could not profitably be received by amalgamation. No estimates of early production are available. The Arizona Bureau of Mines bulletin #37 states, that during some days, some of the Big Bug deposits yielded a considerable amount of gold and silver from the oxidized zones. From 1901 to 1931 inclusive, the production of the district, as recorded by the U.S. Mineral Resources, amounts to approximately $17,000,000.00 in copper, silver, lead and zinc. Nearly $4,000,000.00 Of this amount was in gold, of which the amount of $30,000.00 came from placers. Gold at this time was only $30.00 to $35.00 an oz.

The mines in the immediate vicinity of the Lelan-Dividend group have good production records. The adjoining properties are the Union and Little Jesse, which are now consolidated and known as the "Union Jesse". Both became known in the late 1960'8. From about 1890 to 1898, it was worked by J.S. Jones and Lessees. Their mill is reported to have produced about $750,000.00 worth of bullion and concentrates chiefly from the Little Jessie. The combined production record of the Union Jessie is $1,400,000.00 The next adjoining properties are the McCabe and the Gladstone on the Galena Gulch. Arizona Bureau of Mines Bulletin #37 states, regarding the McCabe Gladstone, during the seventies, this deposit yielded considerable amounts of rich oxidized ores." The property then remained practically idle for many years. It was worked continuously from 1898 to 1913 by the Ideal Leasing Company, with reported production of $2,500,000.00 to $3,000,000.00 and at this time gold was under the $35.00 per oz mark. The McCabe Gladstone property is now the Stan West Mine, which lies approximately one mile from the "Lelan-Dividend Mine". (See insert for further information on Stan West Mines)
 GEOLOGY

It is characterized by prominent quartz outcroppings of numerous veins. These occur in and at the contact of a belt of sericite schist formations between quartz diorite on the east and massive Bradshaw granite on the west. Several basic dykes traverse the schist and quartz diorite. There is a great similarity in the different outcroppings and in the vein contents and the mineralization underground.

There are five main veins, the Galena, Lelan-Dividend, Independence, Ticonderoga, and Union. They have a lateral extent of several thousand feet and converge in a Southwesterly direction in the western half of the Galena Claim.' All dip more or less steeply to the south. There are several other less pronounced outcroppings in the western portion of the group.

The average width of the main veins is about five feet and they vary from two to ten feet. The foot and hanging walls are well defined. The filling consists of massive white quartz. The ore shoots are lenticular in form. The pinching and swelling lenses sometimes overlap or are lying alongside of each other and separated by schistose sericilic gangue material. The lenses vary in thickness from two to ten feet or more and from twenty to seventy-five feet in the lateral extent. Gold bearing sulfides, principally pyrite are irregularly distributed through the quartz lenses. Small amounts of lead and zinc sulfides are also present. Below the oxidized zone, mineralization commences at or below the 170 ft. level and with depth, more sulfides and better values are encountered. The gold is deciminated in the sulfide in microscopic particles.

The Lelan shaft is 436 ft. deep with workings on five levels.
On the 120 ft. level drifts extend 60' east and 140' west,- with a crosscut from the end of this drift, 365 feet to the surface.

On the 170 ft. level, drifts extend 120 east and 280 west, level, drifts extend 180 east and 220 west. level, drifts extend 150 east with a north crosscut 243'10ng and 400 'or morevest with a south cross cut 160' long. On the 436 ft.
level, drifts extend 150' east, connecting with the old
Dividend, & 40 ft. wince driven from this level 270 west of the shaft. The Dividend shaft is probably carried some distance below the lowest 477 ft. level. Drifts were driven on four levelss

On the 145 ft. level, drifts extend 40 east and 50 west. On the 270 ft. level, drifts extend 20 east and 50 west. On the 352 ft. level, drifts extend to an undetermined footage east & 100 west On the 477 ft. level, drifts extend 200 east and 100 west.

EARLY OPERATIONS

The property is the result Of a number of consolidations. Available records of the early operation and production are fragmental and incomplete. It appears, however that the claims on which the two mines are located were originally owned and operated separately and that one development and operation of the various claims has been carried on more or less intermittently since considerably before 1877, when the Dividend and Galena Claims were patented and while no definite records of production prior to 1901 are available, it is probably that the ore deposits known to have been mined before that time yielded a considerable amount of gold from the oxidized zones. Brown's report of 1868 mentions a sixty ton shipment from the Dividend mine to the Big Bug (Henrietta) mill that yielded $20.00 per ton in free gold, At the time it was not considered of commercial grade. For gold at that time was only $35.oo per ounce.

REQUIREMENTS

In the consideration of gold mining properties, it must be recognized that the point of view has been considerably altered not only by the increased price of gold, buy by the greater economy of operation and recovery of values made possible by modern methods of mining and milling.

Even before the price of gold had increased, improvements in the methods of recovery were making possible the resumption of operation of old mines that had long been idle and even the profitable working of old dumps and stope fills.

With the price of gold at $380.00 per oz., compared with the old price of $35.00, an actual recovery Of values from the sulphides ore of the Lelan are 98% compared with the 60% to 65% by the old methods of amalgamation and table concentrations therefore, a much lower grade of ore can be profitably mined and milled than was possible at the old price and old mining methods.

The important factor, in final analysis, is the grade of ore that will permit profitable operation and production. Also, the tonnage of that grade that can be developed must be considered.

To arrive at the grade of ore that will permit a profitable operation, the factors are as follower The cost of mining and milling, the percentage of recovery of values in the mill concentrates, and the net smelter returns, which would be the value of the concentrates at the point of shipment, because the smelter pays and deducts the freight and treatment charges.

For convenience and because the proportion of gold and silver are fairly uniform, the set smelter can be reduced.

(The Net smelter returns from concentrates in the Lelan-Dividend mines for 1934 do show up in net smelter reports. One return of net smelter returns from concentrates in August and September of 1934, when gold was $35.00 per ounces show that the total return was $9,971.28 and the net return per ounce of gold content therefore was $30.97.)

(Confirmations on this report, corresponding mining claims and general mining details can be obtained from the followings (Mr. Floyd Hanly & Associates, Arizona Bureau of
Mineral Resources, and attached studies).





              ESTIMATED ORE RESERVES and VALUES
                      "GOLD BUG GROUP"

DEFINITIONS:

PROVEN ORE: Measured Blocked out ore is determined from exposure in outcroups, cuts, pits, shafts mine workings, drill holes or otherwise where measurements are so closely spaced What she computed tonnage will have a high degree of accuracy.

INDICATED ORE: Probables is computed upon observable data
Which is projected for a reasonable distance on the basis of geological evidence and the tonnage computed is reasonably assured but not absolute.

INFERRED, POSSIBLE ORE: is computed largely on broad knowledge of the geological environment and the character of the mineralization. Few measurements are available. The computed tonnage is a reasonable estimate rather than a quantitative amount.

BASIS:
It is determined from the above DEFINITIONS, and previous mining activity on the Gold Bug Group and or adjoining mines as described in the reports attached, as a reasonable length, depth, thickness and grade factor based on geologic evidence, as defined as factors used by the U.S Bureau of mines and the U.S.G.S. to signify dependability of information. (see history attached).

     DEPTH          LENGTH         THICKNESS      GRADE
     200'  to 1100'      Several Thousand '   31/2  to 10'
1/2 to 3 0z.


                    AVERAGE OF THE ABOVE
                   ( Gold price $375.00 )

650'deep X 2000'long X 61/2 thick = 8, 320, 000 cubic feet
8,320,000 cu.' divided by 12 cu.' per ton = 693,300 ton

AVERAGE ORE GRADE= 1.12 onces per ton X $375.00 = $420.00 ton

ESTIMATED COST TO PRODUCE ORE MINE,, MILI , SALES = $50.00 ton

                           VALUES

GROSS VALUE TON $420.00 X 693,300 TON= TOTAL $291, 200,000.00
PRODUCE COSTS 50.00 X 693,300 TON = COSTS 34,665,000.00

NET POTENTIAL $370.00    X    TONS

$256,535,000.00

*"All Estimates herein has no intent to imply or guarantee accuracy.

PARCEL I:



                            INSET

          Map shown of fria basin and galena gulch.














PARCEL II:

That portion of the Republic No. 1 Patented Lode mining Claim situate in the Big Bug Mining District, Yavapai County,
Arizona, described as follows:

COMMENCING at Corner No. 2 of the Republic No. 1 which is the point of beginning; thence North 49n50' West 600 feet to Corner No. 3 of the Republic No. 1 lode mining claim; thence South 66 = 20' West 205.5 feet to a point on the West line of Section 31, Township 13 North, Range 1 East of the gila and Salt River Base and Meridian, which Stetson line is the boundary of the Prescott National Forest; thence due South S87.8 feet; thence North 66820' East along line 1-2 of the Republic No. 1, 706 feet to Corner No. 2 of the Republic No. 1 lode mining claims, which is the POINT OF, BEGINNING.'



EXCEPTING from the REPUBLIC NO. l, all that portion in conflict with the ; INDIA LODE MINE as set out in said mineral Survey.






                            INSET

                  Picture of shaft and mine









shows a further ore-body of three feet in width of the value of $10.00 and more per ton.

     A map marked B of the underground development accompanies this statement.

     About 180 feet east of the said Lelan shaft, and on the same vein or lode, a shaft, through the eastern end of the ore zone developed by the Lelan shaft, has been sunk to a depth of about 700 feet. Heretofore, we have not had access to these workings which are now under water. A considerable quantity of ore, in the past, has been mined and taken out throwgh this east, but we have no accwrate information Of the quantity nor the value of the mineral extracted there from. However, we are briefly furnished with the following data by that we consider reliable authority, and which may be oi some interest on the question oi development. "111 recent work on this shaft has been confirmed to the fourth-d, fifth, and seventh level, also timbering shaft from sixth to seventh level, a distance Of 126 feet.

     Work on the third level, consisting of an upraise Of four feet, started on hanging wall vein at e distance of 20 feet west Of dividend shaft. Raise connecting with main 300 foot level of Lelan vein.

     Fifth level. This work consists of driving drift west on hanging wall vein 121 feet, which is directly underneath on the same vein Of the fourth level of the Lelan.

     We find continuance of ore on that level for fifty feet to face of drift, which allows 48 inches of ore of fairly good value.

     Seventh level. East drift consists of work for a distance of 113 feet east in which we have encountered bunches of some very good ore. West drift 136 feet, showing a strong ledge of quartz, in places showing good values.

     Cross cutting in foot wall 36 feet, started at a point about 36 feet west of shaft. In my estimation crosscut will out foot wall ledge at a distance of about 42 feet

     The Ticonderoga claim is developed by a shaft 200 feet deep with levels run at points 65 feet and 200 feet from the collar.

                    Lelan-Dividend Group

     The Lelan-Dividend Group of Mining Claims comprises twenty claims, fourteen of which are patented and the rest are held by location and possession.

     The whole tract covers about 325 acres of mineral lands lying contiguous and in one body, and penetrated by a series or belt of lodes or veins carrying gold and silver located in the Chaparral section of the Big bug Mining district in Yavapai County, Arizona, and two and one-half miles iron an operated railroad with good wagon road conection. The names of the mining claims are the Lelan, Ticonderoga, Dona ana, independence, Dividend Jo. 1, Galena, Jawnlta, Summit,



     A surface map of the claimsaccompanies this statement and is marked A

     Serveral thousand feet of devlopment has been done on theae claims in shafts, tunnels, drifts, winses, raises, etc.
- - approximately 20,000 tons of dependable ore Of the average value of $10.00 per ton is developed, in these claims.

     The principal development is done on the Lelan claim. the shaft 18 484 feet in depth, of good working size, well timbered, and the underground workings are in good shape, properly timbered and connected for ventilation. There are five stations from which levels are run out on and cutting the ore-bodies. Occasional connections between levels are made. The ore-bodied are well defined and fairly well opened up. Only moderate stoping has been done. Prom the fourth level up the mine is open to inspection and investigation.

     the fifth level has been under water for four years. It can be unwatered at a small cost, but then so done preparation should be made for taking care of the shaft and opened ground.

     On the fifth level in the west drift there is exposed an ore-body about six feet in width and 70 feet in length of the average value of $10.00 per ton. A cutting into the hanging wall of the shaft. The accompanying map "C" shows the development done.

     We have been furnished the following data by a reputable person who was in charge of the development work during the process, and which we hare no reason to question.

     "!lrot lerel. 66 ieet irom owrisoo. Wost iriit havlng been irlven from polnt 90 ioet, weot oi oEsft to point w66 ieet, West irom 100 to 236 ieet. Eest of ohait, have stopoi oat oonolierable ore ranglng in ralues fros ~~60.00 to $66.00 per ton. Tho iace of thewarlit 18 about 100 feot, rertloal ffiepth, irom ourisoe, oting to pltoh of grottS.

     200 foot level. West arlit hao been oontinted to 702 feet w weot of ohait, hating two gooa ore ohooto, one betlaning at a point 150 ieet weot of obbft, 60 ieet in length thioh lo otopei aboot 80 foet hlgh. haok of otope nc~~ showsnt 18 lnehoo of ore, arerage ralwe $40.00 per ton. The other ohoot betlsnlng at a polnt EfiO ioet woot oi ohait ana aboot 100 foot ln length, ani stopei to a helght oi 35 Seet, but I ieel satlsilea we are at tho top of a

t & ore shaftt.

     Croso out hao been startei irom a point 178 ioet woot Of shsft in s sowtherlz ilreotlon, from polnt of otartlng to face oi same lo 327 ieet. In arl-lng oross out to enoountereF three separate relno. The ilrot one has not boen Fevelope&. The eeoont rein enoounterei 125 feet from otartin6 polnt, le Oe elopeS bq lrlft to weet 21 ieet, Frlft to east 80 deet, also ratee ln east ~~rlft ZO ieet, showlng gOol salueo.

     The thlri rein encountere~~ 180 ieet irom polnt oi startlng, thlch has been drlitea on weot to a dlstanoe oi E36 feet with ralse of 15 feet, thloh ohows quarts oonteinlng a walve oi ~~ZO.OO.

     Tho ohait lo ln low grouna ani lo fllloS with rater. We have ha~~ no opportunlty to rorltt thlo lnformatlon.

     Conslaerable do-olopment hao beon ione ln olaloo on other relno penetratlnt thlo group thloh w111 be bottsr onaorotooi by e peroonsl lnspeotion on the gro~~-^, and thlo oboor atlon spplleo to the ivproromento upon the sarfaoe, oporatlnt eqnlpment, oto., portalnlng to tho thole growp.

     So far ao aecertalned tho general oharaoter of the ores of the veins in thls group appear to be about the oame, bni lo typloally an amilgamatlng ani oonoentratlng ore.
Conoentrateo msie as a proFuct aftsr amalgamatlon, have a 6oli waloe of from four to ilve ounce por ton.

     A ten stamp mlll slth ooncentratlon table tBO bullt to trz ont the mlllirt qualltleo oi the ore ln the Nelan mlne. s test run was msde on ore taken prinolpally from all parto oi the mine, lnoluilng the aoowmilatei ore extraoted in osnadng shait, rennlng levelo and other de-elopment tork, gave the followlng returns.

Qwantlty oi ore mlllei, 1600 tono. Talue reoo ere&:

     lot. Az amalgamatlon, ao per mlnt oortlfloate, Oold
~~lZ,Z94.68, Sllver $168.05, total billlon $15,56P.71.

Snd. P~~ oonoentratlon, as per emelter oortlfloate:

Bo. 1 E7.1Z2 tons at ~~lOZ.ZO per ton, tt,801.79
Jo. P pZ.016 tons at 98.Z9 per ton, P,166.16

Making total recovery of $18,530.66.

(Signed) E. W. Wells.

Prescott, Arizona;

November 2O, 1915.


NOTES ON PRELIMINARY EXAMINATION or THE
LELAN-DIVIDEND GROUP OF MINES, YAVAPAI  COUNTY, ARIZ.

GENERAL DESCRIPTION

     The Lelan-Dividend Group comprises 20 contiguous claims;
14 of those are patented.

     The Group is situated about 12 miles southeast of Prescott on the headwaters of Galena and Tiocnderoga Gulch, Yavapai County, Arizona. The camp lies at an altitude of 5500 feett; it is connected by a five mile wagon road with Humboldt (elevation 4500') on the Prescott Line, in Agua Fria Valley, another four mile down grade road leads to Huron Station, south or Humboldt, on the same railroad. The main transmission line for the Arizona Power Co. passes over the property; the Lelan Hoist is conected therewith.
GEOLOGY AND MINERALIZATION

     The Group covers a large mineral area, approximately 325 acres, charcterized by prominent quartz outcroppings of four main veins, the Galena the Lelan-Dividend-Independence, the Ticonderoga, and the Union Vein, as well as by several other less pronounced quartz Droppings in the western portion of the Group. The main veins, which have a lateral extent of several thousand feet, converge in southwesterly direct on toward each other, in the western half of Galena, Claim, and all of them dip more or less steeply to the south.

     The average width of the main vein is about five feet, they vary two to ten feet. Their outcrop occurs in,

of, a narrow belt of the sericite schist formation, which have is wedged or closely pressed by quartz diorite on the east, against massive Bradshaw granite on the west. Several narrow basis dikes traverse schist and Quartz diorite alike, conforming in strike to the trend of the veins. Geologically, the group presents rather complex but interesting features and considerable field and exploration work remains to be done, to olear up details suffcienlty so as to form positive conclusion regarding the value of the group.

There is a great similarity between the different veincroppings, but also in respect to the vein contents and_mineralization underground. The ore bodies ocour between well defined foot and hanging wall in shoots of irregular form, or in the form of a series of lenses which overlap each other, or lie alongside of eachother, being separated by schlatose, ericltio gangue material,
Gold bearing iron sulphides are irregulary distribited through the quartz lense, and very small amounts of lead and sulfided are present.

THE LELAN MINE

     The ore shoots, which are up to 300 St. lateral extent, alternate with barren schlstose zones, but they are continuous in their down-art northwest pitch. On the Lelan, which is in operation and open for inspection to the 400 foot level , they base been followed from the surrace down to the 500 rt. level. Oxidation has proceeded to about 100 ft. below the surface. The water level stands at about 55O ft. in the Lelan. The cementation zone between these horizons shows some local enrichment of the sulphides.

     The average value of the Lelan ores, accoording to 175 mine samples, taken during the course of development, is .63 ozs. My own sampling in the open workings is indicated by Nos. 107361078 on attached assay plan and section. 1600 tons of average mine ore from various levels are milled several years ago in the Lelan 10 stamp mill, with a recovery of Bullion by amam-lgamation-------$13,502.30 or $8.48 per ton 49 tons concentrates 4,900.00 or 3.06 per ton.

The Lelan shipped also the following amounts of 90% SiO2 ore under contract to neighboring smelters. *

In 1911 to Humboldt 1,400 tons, .41 oz. Au, 0.5 oz. ABE, 91.1
Sio2 In 1911 to Jerome 3,000 tons, .35 " " O.S " t 89.1 " 3%
Fe, 0.2 Pb, 1.5 S. In 1914 there were shipped seven tons smelting ore of 2. oz. Au. p. t.

     Attached hereto is sketch of plan and section of Lelan workings

HISTORY AND OPERATION

     The claims were located a number Of years ago From 1900, 1909, a part of the group was operated by the Dividend Gold Mining Co. who accomplished most of the development work On the Galena, Dividend, Ticonderoge, until litigation ensued wlth Lelan, which finally resulted in consolidating the lndividual enterprises into the present boundaries of the Lelan Dividend Group , now controlled and largely owned by Judge D. W. Wells, of Prescott, Arizona, At present, a crew Or about ten men is employed, prospecting on the lower levels or the Lelan Vein. The owner fully realizes that it is beyond this province to insogurato a mining and milling enterprise on a scale large enough to insure succeesrul results, and he therefore prefers to sell the group at a price of S200,000.00

SUMMARY:

     On the whole, the district has impressed me rather
favorably.   I believe that it has merit and warrants further
investigation.

THZ OLDER WORKINCS: On the galena-DividendTiconderoga veins were found to be inaccessible, most Or them being under water. Attached hereto, are sketches ofr the extent of prospecting done, according to reliable sources. Two small stamp mills which are now put out of commission have operated intermittently on the output of the mines.

THE GALENA SHAFT is 300 feet deep, following a quartz orebody from 30t to 60t wide, the bottom of start is said to contain 10" Or ~~.50 02a. Au ore. The ground above the of rt. level has largely been stoped, the race is 240 rt. west of abort and said to contain 40 Or ore Or 1.50 ozs. Au. p. t.

     The 165 rt. level extends 140 rt. east on 24t Or goldbearing quartz.

     The 265 level extends 370 ft. west on 48" low grade gold bearing quartz.

     The droppings of the vein are large; they extend for about 5OO ft. west Of sharf, and can be traced throughout the Dividend Around on the east. The Lelan crew is engaged at present in crosscutttin from tbeir 400 ft. level towards the Helena Vein, a distance Or approximately 400 rt. the collar of galena shaft is 35 ft below Lelan shaft.

The DIVIDEND SHAFT has reached a depth of 700 rt. The outcrop of vein is 24" wide. On the 300 ft. level, it is said to be 10 ft. wide, containing shipping and milling ore. On the 5tb level, it is 48t wide, with rairly good values, 250 rt. Or work has been done on 7tb level east and west on strong quartz vein, with rairly good values and bunches of some very good ore.

A little toping has been done. During seventeen month period between 1099 and 1901, there were treated in the Dividend 5 stamp mill a total of 605 tons or ore with a reoovery of Bullion, by Amalgamation $b2,919.3Z or J34;40 p. t, by Conoentration 3.748.74 * 5.04 p. t. $26,00B.Oo 40.10

THE TICONDEROGA SHAFT is 200 rt. deep. The 55 foot level estends on vein 255 feet west, with conslderable stoping on good ore.

     Tbo 200 rt. level estond~~ 702 rt. west, wlth two topes,
     one 60 rt. long by 80 rt. high, s^1d to show 18t Or 2.00 oz. Au in back; the other 100' long by 35' high. At 327 St. a crosscut south was run from bottom level for tbe purpose of intersecting the Dividend and Calene Veias. It appered that two branches of the Dividend were cut and several hundred feet of driling was done on ore oontaining Au. good values, up to .1.00 ozX per ton .

The Ticondoroga Shaft is approximately 300' below the Lelan
Dlvidend Shaft and also more centrally located for advantageous prospecting.

THE INDEPENDENCE VEIN shows very large croppings, from South to fifteen feet west. It is prospected by two shafts 5O rt. and 90' deep, respectively, The Jones Tunnel, ~~t320 feet from protal, intersects tbe vein sbout 100' below the surface and a drift Of 90 on guartz which contains fairly good values.

T9Z UNION VEIN 1s prompeoted by evernl aballow Jharte in tbe east portion Or Dona lnna Claim. Tho oropplngR are lzrge and persistent. espeoillly on the dJoining Unloa Clels, bero zislng nd S stzmp silllng operationa have been sucoeaarully carried on fOr bout 15 years. Tho ore eboot la SOO' long and estonda from surSaoe down to Union Tunnell, distance Or lB5'. Uoat Of tho ground above the tunnel Le etoped, nd very little prospeotinS hag been done below. The vein averages sbout rive roet in widtb znd 1~~ acoompanied by z besis dike.

Respectfully Submitted

Sgd. Max Stoekder Tucson, Arizona Feb. 29, 1916.
Brief Review of the Lelan-Dividend Mine by T.J. Sparkes

The report by Sparkes was made ln 1916 and has little value at present. I knew Sparkes well and he was an excellent engineer, but lt is evident that he merely examined the property for the purpose of obtaining a general lnformation for his employeres (The American Smeltlng & Refining Co.) rather than for the purpose of placing any value on the mine or determining whether or not they should consider as an investment.


DEsCRIPTION, HlSTORY AND PRODUCTION of THE LELAN Dividned
GROUP OF MINES, YAVAPAI COUNTY.

     A condeneed compliation of avaliable reports and a review of recent operations

LOCATION:

                                                 The property
le t7elve mllee alr llne eouth ast Or Preeoott. By road lt le Z6 mllec froa Presoott and ff 31les froz Rumboldt. It le reached from Preecott by tatln6 Rlghwar ~~ll2 to a ahort dlstance beyond Rumboldt then taklng a elde road to the rlght, croselng the rallroad near the sldln6 on the Presoott and Eaetern Dlsielon Or the 8anta Fe, whlch le. lncldentally, the neareat ehlpplng point.

     be group or elalme le eltuated on the head watera Or the Oalena and Tlconderoga Oulch on the East elope of Xt. Elllott ln the Blg Bug Mlnlng Dlatrlet, Yavapa] Zounty, Arlzona. THE
DISTRICT2

     The Blg Bu6 ?dnlng Dlatrlot la on the northe-etern clopee Or the Bradahat 1tountalna and extende from Blg Bug weae to the Agua Frsa Valley. It raneca ln altltude from 4SOO~~ to 70002.

     Placer Eold was dlecovered ln the Blg Bu6 reglon ln the elxtlec and lt 1^ eenerally underetood that all Or the gulohea pald weil. Th:e leade to the dlscovery Of numeroue elne and the eubeequent worklng Or the oxldlzed zonea. ln early daJe mlnln6 etopped when the llmlt Or the oxldlzed ronee wae reached. Although the contlnulng aulphldee orten held valuee that eteedlly lncroseed vlth depth, they could not prorltably be reeovered by amalsasatlon. Slo eetlmaten Or early productlon are avallable. Arlzona Bureau Or Vlnec Bulletln #37 ataten, wDurlng the Early daya eome of the Blg Bu8 depoelta ylelded a conslderable amount Or gold and ell-er rrom the oxldlzed zonee. rrom l90l to 1931 lncluelve, the profuotlon Or the dletrlot, ae reoorded by the U. B. Rlneral Resourcea, amounta to approxlmately Sl7,000,000 ln copper, Eold, ellver, lead nnd zlno. Rearly 4,000,000 Or thla amount was ln gold, Or whlch azount $30,000 came rrom placera.

     The mlnee ln the lxmedlate slolnlty Of the Lelan-Dlvldend group hzve epod productlon recorda. Rhe adJolnlng propertles are the Unlon-ant llttle Jeeele, whlch are conaolldated and now known aa the
 Unlon-Jesele. 90th became inown sn the late elstlee. From about 1890 to 1898 lt wse torked by J. d. Jonee and leeeeee.. Shelr mlll le reported to hare produced about $750,000 worth Or bulllon and oonoentrates ohle n J from the Llttle Jeeele. She oomblned produotlon record Or the Unlon Jesele 1s tl,400,000. She nest adJolnlsr propertlee are the McCabe and ~~ on the Galena Osloh. Arlzona Bureau Or Slnte Bulletln #37 etatee, regardln6 tbe YoCabe-Gladetone ZDureng the early eerenttee thle depoelt Jlelded oonelderable ancunts Or rlch oxldlzed oree. The property then remalned praotlcally ldle ror many yeare. St wae worked oontlnuouelr rrOm 1898 to 1913 by the ldeal Leaelng Company vlth a rePorted produotlon Or $2,500,000 to


SHE LELAN DIVSDEND oRout:

     Estent or property ~~ reln eyetem and zlnerallzatlon~~
Underground DeveloPment, eurfaoe Lzprovemente and equlpaent.

     Shle group Or contlguoue olalme eoverc a large mlneral area, approxluntely ~~20 aoree Of patented lgnd ani extende a mlle or more ln length on the otrlke Of the alnerallseO sone.

     It ls oharaoterlzed by prowlnent quarts outoropplnge Or numeroue velne. Thene oocur ln and at the oontaot Of a belt Of aerlolte enhlet rormatlon between quarts dlorlte on the eaet and macalre Bradehas 6ranlte on the weet. ge eral baelo dJkee traYeree the echlRt and quartz dlorlte. Shere le a great etzllarlty ln the dlRrerent outcropplnge and ln the veln oontente and the mlnerallzatlon underground.

     Shere are rour maln velne, the Oelena, Lelan-
DlvidendSn^rp-d~~^^tP Sloonderoga, and Unlon. Shey ha e a lateral extent Or ee-eral thoueand reet and oonverge ln a eouthweeterly dlreotlon ln the weetern halS Or tho Galena olSls. All dlp more or leee eteeply to the eouth. Shere are eeveral other leee pronounoed outcropplnge ln the weetern portlon Of the group.

     me *-erage vldth Or the saln velne le about rlve reet thoy vary from two to ten reet. She rOot and hanglDg walle are well derlned. Rhe rllllng conelste Of maeel e thlte quarts. Ee ore ehoote are lentlcular ln form- me plnchlng and rselllng leneee sometlmee
 3



overlanplng or lylng alongelde Or esoh other and eepareted b ohls_ toeo eerlolllo 6angue materlal, warJ ln thlckneee rrom 2 to 10 reet or more end rrox 20 to 76 reet ln lateral extent. Oold bearlng eulphldeo, prlnolpally pyrlte nsb lrregularly dletrlbuted througft the quartz lenees. Small amounte Of lead and zSno yulphldee are aleo preeent. Below the oxldlzed zone mlnerallzatlon oo=aenoes at or below the 170 ft. level and vlth depth sore eulphldoe end better salues are encountered.. X^e gold ls deolmlnated ln the selphldee ln mlorosooplc partlolen.

     There are rour dletinot nslnee, the Lelan, Dl-ldend, Oalena, and Tloonderogz

     (The Lelan shart le 433 rt. deep slth workln6e on flve levele. On the 120 rt. level drlRts extend 60~~ eaet and lt>Ox weet.

      '  with a oroseout frOm tYze end Or thle drltt
36S feet to the surface.

" | 170 ft. level drlfte extend 120 east and 2802 it.
       .54^ orone cut 2432 long and 400~~ or more weet wlth a eouth orose out 160' lonz 436 rt. level drlRt extend 150~~ eaet oonneotln6 slth the
Old Dltldend torklngs, and 8402 weet. Shere le A 40@ vlnze drlven frO~~ thle level 2701 weet Of the ehaSt.

She hlvldend ehart le probablo ozrrled eome dlettnoe below

the lowest or 477 rt. level. DrlRte lrere drl~~n on four levelz.

     /    On the 145 ft. lerel drlRte estend 40@ enet and 502
wret.

me collar of the Sloonderoga le 246 rt. lower than the

Lelan and Dlvldend. the ~~har

levele.



She Oalena ghart le 265 reet~~ deep the oollar beln6 ZS'

below the oollar Of ths Lelan. DrlftSng wse done on four levele.

On the 65 foot level drlft~~ extend 56' eaet and 220~~ weet.
On the 16S rOot level drlRt 1s caved 40' eaet Of ehart and extende 340~~ lreet.
On the 2do St. lescl drlRt~~ estend ll5~~ eaet and 150' weet.
 4~~

the workings ln thls mlne have not resohod the horlton that produced the best values ln the Lelan.

     Recent operatlone hare been llmlted to the Lelan, vhloh 18 equlpped slth an electrlc holst (the property 1s ser-ed bJ Arlzona lover Co. transmlss10n llnes) two motor drlven alr compressors enolosed ln substantlal bulldlngs, etore rooma blaok~~=lth ahop, ohange house and heasZ tlaber head rrnme. She old en61ne room at the Dltldend 1s used ror a gara6e and store room. the Oalona ahart has a llght head Sr>~~e and gasollne holst, recently used ln openlng the ehart. Rere also the old englne room le used ror a gara6e. Rho old tamp mlll and oth-r bulldlngs at the tlconderoga have been partlally dlsDantled. She Lelan M1^ , about 15C reet vest Or the Lslan shart, reoently rebullt and brought up to date, contzlne a BA Telsalth gyratory orusher, a hundred ton ore bln, ten sta.mps, 4 s 5 ball mlll, 46 x 18 duplex olaeslRler, two EllRley tablos, an el8ht oell (Z73/4' s 27 3/4') Fahren~~rald flotatlon machlne, a lO x 20 tallln~~s thlokner and oomplete supplLmentary equ1pment, all elootrlcally drlven, tor a capaclty Of 75 to 100 tone per day. Tllo other bulldlngs on the property are euperlntendent's houee, gara6e and tore houee, rorevan2s house, bunX hou3e and boardlng houeo, all ln 6nod repalr. Exoellent water ror domestlo u3e le pumped from a vell ln the headwatere Or the Ohlena 6ulch, rest or the canp, to etorage tan~~s an,d plped to dwellln6 and boardrnz house^.

     The elevatlon Of thc camp 1~~ 5500 Seet. The clloate 18
excellent ror worklng during all eeasons. EARLY OPERATION8
AND CoNsoLlDATInN8:

     Tho property ae lt stands today 1s the rerult Or a number Or consolldatlons. AvaLlable reoords Or e rly operatlon and productlon are frag3ental nnd lncomplete. lt appears, howe er, th t the el-lme on vhlch the rour mlnes are located vere orlglnallJ owned and operated separately and that the development and operatlon Or the sarloue clalms hae been carrled on more or le es lntermlttently slnoe con slderably berore 1877, vhen the Dlvldend and Oalena C:alas vere patented and vhlle no derlnlte records of produotlon prlor to 1901 are avallable,
6

lt le probablo that the ore depoelts known to have been alneF berore thaS tlme ylelded a oonslderable anount Or golO fro~ the oxlalzed zonee. Brown~e report Or 1868 Dentlone a eo ton ahlpment rrom the DltIdend mlne to the Blg Bug (Renrletta) alll that rlelded t20.00 per ton ln rree goli. At that tlme lt wse not ooneldered Or oo=nerolal grade.

     The Dlvldend Gold Ylnlng Co. wse orBanlzei In 190C to take over the Dltldend and the Tloonderoga. In 17 aonthe operatlon ln 1901 anffi 1902 recorde show that 60S tone Of ore wse nlrled slth a reoo ery or t26,6&8.06 or t40.10 per ton. The asall rlve eta~P a111 wse operateO at the rate Or only 1.6 tone per fay. In 1902 negotlatlone were etarted to ooneollda-te the DlvidenO Ylnln6 Co. and the Oslena Ylnlng Co. slth a sles of lnereaelng the oapsolty Of the m111 ana rurther de-elopment and laprovemente. Shle ooneollFatlon wse erreoted by the Dlrldend Coneolldatei GolO Ylnee Oo. It ooaprleed the followlng olalme, from that tlme ont known ae the DlsiCend Groupt Intependence, Sloonderoga, Dltldend tl, Galena, Cllpper, Summlt, Coastook, Juzp orr, Starllght, Peerlese and aundry fraotlons. 90ne alnlng but prlnolpally work on development anO laprovemente wse oontlnued untll the latter part or 1906. Ee mlll wse Inoreased to ten etampe and with other lmprovemente lts capsolty was etated to be 20 tons per d^z. The property wse then taken oxer by the ne-ly organlsed Yt. En lott ConeollOated Rlnee Co. At thle tlme the Aladln and Unlon olalse are ehown to be a pxrt Of the property ln addltlon to those pre-louely llsted ae the Dl-ldend group, all pat nted extept the Unlon, ~iklng 12 olaLms aggregatlng ln area about 200 aores. Operatlon wse resumed and records ahow that from Nov. 1O, 1907 to teb 11, 1910, the recoverJ amounted to $28,029.32.

     thlle the DlvldenO Oroup wse belng de eloped and operated work on the Lelan, adJolnlng the Dlxliend, had been oarrled on. She ehart belng only 200 rt. weet Of the Dl-ldend dhaft. 5hle property, lnoludlng eeveral oontlguoue olalme, all adJolnlng the Divendend group generated by hls son Elmer w. wells. A rather extenel e development program wse carrled out and a ten stamp nlll was operated lnternlttentlr. Records ehow that ln 1906 ane lsoe, 1600 tone Or average ore taken from the varlous le-els above the nRth, were nllled slth a reoo ery by analgamatlon and table concentratlon of tl8,462.30 or tll.54 per ton slth m111 talllng arer:glng t3.00 to t4-00 per ton and that ln 1911, 1400 tons Or ore averaglng .4 ~~ . gold and .46 oz. ell er per ton was shlpped to the RumbolOt emelter and 300 tone averaglng .36 oz. gold and .3 oz. ellter per ton were ehlpped to Jeroxe. Sheee shlpments were made on contraot vlth the emelters tor hlgh ( u s102 ore ror Surnaoe llnlng and no errort ae uade to eort rOr hlgher however gold and sllver walues ln theee ahlprents at prlces then ln erZect azounted to approxluately tO4P000.00.

     Conslderable trouble arose between the operatore Or the Lelan and Dltldend on account Or allegeC lnsselons and operatlons were dlecontJriued then the questlon wee thrown lnto lltlgatloo, wElch rlnallr resulted ln the organlzatlon Or the Lelan-DlTldend Rlnlng Co. by the two owners, Judge E.
W. Wells Or Phoenlx and genator Reynolde or h. !. and the consolldatlon Or the Lelan and Dltldend Oroupe, whloh now lficlude the followlng patented alnlng olalast Sloonderoga, Dltidend fl,

Independenoe, Oalena, Cometock, Cllpper, 8us~~1tt, Ju~~p orr,
Peerlee8, 8tarllght, Aladln, Lelan, Dona Ana, Yldette,
Bettle, Contentlon, Lelah, Extentlon, Omar and the hUneral
Junotlon unpatenteO olal=.

     Llndgren states that the ore produotlon ~~

     Dlvldend prlor to l923 wae probably lO,OOO tone whloh oonts1n gold per ton together with a llttle ellver, copper and lead.

     tork had been dlecontlnued ln 1916 to be resumed ln 28 and 29 on a t25,000.0O de elopment prograw, praotl~~ally all work belng done on the flRth lesel. then thlg amount of money had been spent the owners were unablo to agree on plane for oontlnutX6 the work and operatlons were agaln dlsoontlnueC. In 1931, 8enator Reynolde, Zho by ttle tlme had a oontrolllng lntereet, was preparlng to resume operatlone but dled berore hle plane oould be oarrled out. A oaretaker was left on the property and the Lelan mine kept unwatered.

RECENT OPERATIONS AND IMPROVEMENS8t

     Early in 1932 a member Or a known as the Southern Zxploratlon Company Or & n Antonlo, Texas, learned that the exeoutors of the Reynolds estate would conalder leasing or disposing or this property. Negotlatlons were entered into and in reb. 1932 the Southern Exploration Companies Sn6tneer and two members or the szndloate visited the property. 900e samples were taken that showed satlsractory values, but it was ~~mpoeslble to get far enough into the Lelan to make a Satisfactory exanlnatlon. rhey were lmpreesed, how- e-er, by the eurrace lndloatlons and by what they were able to learn of the history and production Of the Lelan Dlviffiend group and or the adJolnlng properties, the Unlon-Jes~~le and the McCabe-Oladetone. They also learned that shortly before operation was dl-oontlnued in 1916 the property had been examined and reported upon fa drably be a statr engineer Or the American Felting & Rerlnlnt Co. buS that no deal was ooneumated due to the large purchase price aiked at that tlme. This report including the aBeay map Or the Lelan was made invallable. Wlth this Information it was decided to secure an option and to do the work necessary to get lnto the Lelan for a more thorough examlnatlon. The results or this preliminary work were surRloiently encouraging to Justlry ralsing Of funds for a more formal de elopment program Whloh included preparing the m ne for extraction of ore and modernizing the mlll. The necessary funds were ralsed by private subsoriptlon prlnolpally by members or the original erndloate. Xn June 1932 contract and option to purchase was formally eonoluded vlth the owners and slth the operating capital available general repair ork was carried on, a large stope west of the Lelan chart Ear prepared for extractions the neoeseary repairs to buildings made, assay laboratory equipped, modern mill equipment purchased and installed and alll repaired and reconstructed.

     Ore extraction and mllllng was started on August 1, 1933 and continued for flve months. Daring this period 2020 tons or ore were mined and milled filth an average gold content of
 .44 oz. per ton.
     ~~   _
 Jlnety and one halr tone Or concentrates were produoed and shlpPed to the E1 Paso smelter. The total gold oontent wae 808.3B oe. lndludlng patcents tor lead and oopper net uselter returns amounted t to S23IZ13.86 vlth an a erage prloe or gold durlng the rl e months

2t Or SZ8.50 per os.
_ - - _
     She mlll functloned perSeotly saklng a retovery Or 92.4 per oent Or gold oontent. Rowever vlth a mlllLng oapaolty Or
2000 tons or more per month, only 400 tons was belng produced bJ the mlne and thatirram one stope. Arter startlng extractlon rrom thle stope lt was found lmposslble to practloe schletose condltlon on both foOt and hanglng walls brhought about a serlous stoplng problem. It wae neoeseary to dra- and spread waste rllls rrom old oated stopes Or the le-el above.
The eare handllng or the ground naturallJ reeulted ln much ilower produotlon than had been scheduled.

     Fhen operattons were starteO lt was expeoted that lt would be posolble to bulld up a cash reserre to take oare or preparatlon ror stoplng Or three other blocke ln the Lelan and to open the Galena and Dlvldend, but vlth extraotlon oonRlned to one tope anC that retardet by unexpeoted condltlone, returne were not surRlolent to take oare or thls and although operatlng at a smZll prorlt, St was oonoluded that ore reeervee were belns used up uneoonomloally, that the sery oommon error or attemptlng to equlp a mlne and a111 and get lnto produotlon vlth lneurRlelent runds had been made. Consequently lt was deosded to ehut down the mlll and eeoure rlnanolng ror at least three months Or stralght mlne preparatlon and de elopment and to pro-lde addltlonal comoressor oapaclty, whloh had been Sound to be lnadequate.

     The members Or the orlglnal B^ndlOeto wore unable to ad_ vanoe the amount neteseary for the proponed tork and gteps were taken to seoure outelde flnanolng vlth the result that two examinatione were made by englneere tor partlee lntereeted ln the propoeltlone. Both englneere reported fa orably to thelr prlnolpals. ln April, 1934, a satlsfaotoro agreement was reached and what had been estimated to be a surRlolent amount to carry out the proposed plans was provided by New York interests

These plans

     He the Bouthern Exploratlon Companies engineers in conference slth the engineer representing the New Tork lntereets, lnolude: the lnsth11atlom Of an addltional sir Compressor, purchase Or sore additional mine equipment, lnstal1atlon Or a drier for ooncentratee,ppreparlng three old stopes in the Lelan for extraotlon, clearing and repairing the old Dividend shart, drifting east on the rlRth level Of the Lelan to connect slth the Dlvltend, unwater the Dlvldend and get into the old workln6s, oontlnue development work in the ulnae below the flRth level we et Or the Lelan Chart, develop new ore bodies between the 4th and 5th levels between the Lelan and Dltldend, repair and clear the Oelena shaft and resume extraction and selling not ~~

     The Ne- York lnterest were lnslstAnt on starting the ml11 on this date and although, by working double shirt, a oonelderable part Or the proposed work had been accomp1l hed, lnoludlng the enlargrent Or the compressor house and the installation Or a 700 ou. ft. per minute oompreseor, very little Dance had been made in exploration or dove10pment Or new ore bodies and only one new ore body and two old partially stoped ore bodles An a very 11mlteO area east of the Lelan Chart were pro ssvtraotlon. Ro ever, up to the time m111lng was resumed on Aug. 1, 1934, no anxiety was felt as to tonnage or grade
Of the ore exposed in these stopes. Yelling was startef at

 . . .
the rate Or 40 tone per day, the ore averaging .33 on. Or gold per ton. while this was oonslderably lower than the a erage grade Or the ore milled in 1953 it was good enough to how a profit. As the ml11 was not running to Oapeolty no particular effort wse made to improve the grade Or the ore by sorting either in the stopee or at the ally. Anything that showed even a trace Or sulphldee was put through the m111. It was felt certain that as progressed, an average grade equal to that Of the former m111 run would be readily malnUlned. Instead, these ore bodies showed an unexpected laok Of unlrorzlty and
 10~~

with no other stopes prepared rOr extraotlon lt became more and more dlRrloult to supp1Y the mlll slth ore.

     Rhe m111 was run two months. Only 182ZD tons Or ore were ollled produclng 4X.1 tons Or conoentrates slth a gold oontent Or 321.9Z OS. anO net ezelter returns auountlng to t9,9 n .28.

     Wlth productlon deoreaslng Srom the on1y ~~topes that had been preparod, operatlng 1 sses were slowly but surely depletlng the operatln6 oapltal. Consequent1y lt wae deolded to o10se doun operatlone before lnourrlng lndebtednees that oo ld not be 1lquldated by gmelter return~~.

     An erfort was made to proslde addltlonsl to oontlnue the proposed development east Or the DlTldeni br a loan scoured by the machlnery and equlpuent. ~~hle was reoomaenOeO by the englneers Of the Southern Zxploratlon Co. anO the englneer aseoolated slth the Bew York snterests. To do thls, lt would have been neeessary to modlry the terms Or the 1ease. Bowever, lt proreO to be laposslble to reach an agreement and ln Of the olrcusstancee lt beo^se neoessary, ln accorOanoe vlth the terms of thelr oontract, tor the Bouth ern Exploratlon Co. to return the property to the owners.

snouuRr or 1933 and 1954 CPCRATIONSt_

     me Judgment Of the englneers Of the Southern Exp10ratlon
Company, Vhlch was later oonflrmeO by englneers Or reoognlzed standlng and ablllty Or three other mlnlng companles, ln recommendlng thls property, ls not questloneO.

     In the subsequent operatlon, lnsteaO Or an extenslve exploratlon and deve10pment program, spreaOlng over a 1arge area, prlor to startlng produotlon, the 11niteO oapltal and the preesure Or some of the larger stock ho10ers for quloF returns anO to a-olO lr posslble the necesslty Or ralslng addltlonal SunOs, dioltated the polloy Or hurrled preparatlon for extraotlon and allllng Or the lxmedlate1y atallable ore ln the Lelan. ln the rlrst operatlon the adoptlon Or thls plan for the de-e10pment Or the property was also oonslderably lnfluenoed by the faot that the bul1dlngs and equlpaent on the property were ls usable oonOltlon, that the Lelan shaft and a part Or the under

 9 a satlsfaotory agreement was resoheO and what haO been estlmsted to be a suSrlolent amount to oarry out the proponed plans was proslded by New York lntereetsc

     These plene whlch were arrlsed at by the Bouthern Esploratlon Company's en61neers ln oonrerence slth the englneer representtng the New Tork lntereets, lnoludeO the lnstallitlon Of an sddltlona1 alr oompressor, purchase Or eone adOltlonal mlne equlpment, lnstallatlon Of a drler fOr concentrates,ppreparing three old stopee ln the Lelan for extraotlon, clearlng and repalrlng the old DlTldend shart, Orlftlng east on the flfth leve1 Of the Lelan to oonneot slth tbe Dl-ldenO, untster the DlvlOend and 6et lnto the ola worklngs, oontlnue development work ln the slnze below the SlRth 1eve1 west Or the Lelan shart, Oeve10p nes ore bodles between the 4th and 5th levels between the Lelan anO Dlvldend, repalr and olaar the Gelena dhFK anO resume extraotlon and sllllnz not later than Auxust 1st. 1954. _

     The he- Tork lntereet were lnsletoat on startlng the mll1 on thle date ani although, by workln6 Oouble shlft, a oonslderable part Of the proposed tork hld been sccomp11ehed, lnoluOlng the enlar6ment Of the oompreesor house and the lnstallatlon Of a 700 ou. ft. per nlnute oompressor, sery 1lttle aOvanoe had been made ln exploratlon or developxent Of nes ore boOles and only one nes ore body and two olO partlally stoped ore bodles ln a wery 1lmSteO area east Of the Lelan shart were prepared for exSraotlon. Sowever, up to the time mllllng was resumed oK Aug. 1, 19Z4, no anxlety was felt as to tonnage or grade Of the ore exposed ln these ~~topes. Ysllln6 was starteO at the rate Of 4C tone per dsy, the ore averaglng .35 os. of gold per ton. Ehlle thle was oonelOerably lower than the a erage 6rade Or the ore ml11ed ln 1953 lt was good enough to ehow a proflt. As the ml11 was not runnlng to Oapaolty no partlcular etfort wa made to loprove the 6rade Of the ore by sortlng elther ln the stopee or at the111. Anythlng that showed even a trace of ulphlOes was put throuzh the mlll. lt was Selt certaln that as xlnlng progresseO, an awrage grade equal to that Of the rormer ml11 run would be readlly malnUlneO. Instead, these ore boOles shoved an unexpeoteO laok ot unlforalty and
 11ground worklngs were open and accessable and that the neoessary addltlonal equlpment requlreO to modernlze anO lncrease the oapaolty Or the mill oould be acqulreO at that tlme at ery lot prloes.

     thlle a great deal wse acoomp11 hea wlth the moneJ opent, the Sunds proslded were lnaiequate to oover the regulldlnge Or the mlll, reequlpplng the mlne, olearlng the old workings and lea e a surRlelent amount ror preparlng the old stopee fOr extraotlon Of the ore remalnlng ln them and lr exp10ratlon and development Of new ore bodles.

     Preporatlon fOr extraotlon, Oue to the 1S31teO funde anO the rush to get lnto produotlon, had been neeesearl1y oonflneO to ~~ss1 anO 1ls1teO areae. In the rlret operatlon, to the large atope between the 3rd and 4th 1eve1 west of the Lelan and ln 1934 to the two old atopes and one soal1 new ore boOy, eaet Of the shart, between the 3rd and 5th le ele. Both ln 19Z5 ani 1954 ml11lng wse started before the mlne had been made ready to take oare of anywhere near the oapaolty dr the mlll, slth the expeotatlon that returns woulO Bhow surRlelent proflt to provlde a rurplue Sor deve10pment anO preparatlon for cxtraotlon Of other ore bodles.

     In 1933 funde had been entlrely exhausted by the tlme produotlon started anO lt wse neeeseary to borrow operatlng onpltal and ln 1934 only a eurRlolent balanoe had been reserved for one month's operatron.

     Contlnuous operatlon dependeO not onlp on alntalnlng a surRlelently large tonnage of ore frO tho ulne ror eoonomloa1 operatlon but the preparatlon of new ore bodlee for extractlon.

     Unexpeoted undergrounO oondltlons retarded the rate Or produotlon anO shortage of rundst khlch haO serlouely ourtalled delelopment beSore startln6 produotlon, creventeO preparatlon or nes etoplng ground for future tonnage to replaoe that extraoteO.

     She uneuooesstu1 experlenoe or the 50uthern Kxploratlon Company ln no way detraots froa the salue or posslb < ltles of the property as a ~~hole, espeolallJ ln wiet or the present prloes Of go1G and ellver. Ir the flrst operatlon ln 19Z3 oould have been delayed
 12untll the prloe or gold had re ohed SZ5.OO per oz. and eurRlolent run0 had been arav able rOr the derelopxent of the are bodles ln the mlne, ln the meantlue, the erentual operatlon would not only hare been more erRlolent and eoonowloal due to 6reater dally tonnage but tho returns would hare been conslderably ~~ore and lt 1s entlrely posslble that the oceratlon oould hare been oontlnued. ~~he reoorery frao the cotparatlrely amall tonnage tlees than 2b por cent or the oaptolty Or the 0!11) extraoted from two rery llalted areas ln the Lelan, ln the se en aonths operavtlon ln l9Z3 and 1934, at preeent prlces, would hate amounted to approxlaately $40,000.

     there 1s erery lndloatlon Or the oontlnuatlon of the ore bodlea. It was tound that the relna, though looallJ lentloular, were perslatant vlth derlnlte walla and that the lena for0atlons oould attaln a oonalderable slze. Froa the extent Or the old tortlngs and the balanoe or the tonnage recovered ln 19ZZ frO~~ one Or these lensee betteen the 3rd and 4th lerels weat Or the Lelan Shnttw thla alngle lens that reached a thlckness Or ZO reet auxt hare orlglnally held rery olose to 5000 tona oS ore that would average halS an ounoe Or gold to the ton.

     be deepeet work ln the Lelan la the 40 rt. slnze Creren rrom the 5th lerel went Or the ahatt. The bottom Of thla slnze, whlch le 47B rt. belo- the surraoe, 1s ln ore as were the old DlvldenO worklngs, sbout 500 rt. to the east at approslsately the saxe level. No worklngs have gotten below the ore bodlee and not onlJ the ahowlnga at the greatest deptha reached ln the Lelan-Dlrldend group but the aotual recovery ln other mlneo ln the rlolnlty at ruoh 6reater depthe sre lndlcatlve Of that ~~ay reraonably be expeoted both ln tonnage znl grade by deeper derelopment.

     The adJolnlfg propert^, the Llttle Jeeale, haa been worked to a depth Or B59 St. nd the oollar Or the shart ls about lower than ths oollar or the Lelan. Llndgren states that xuoh hlgh grade aurlreroue pyrlte waa encountered betteen the 500 and BOO~~ lerels. Shls tould be ln a horlzon rrom 200 to 300 ft. below the deepest worklng
 15~~ or the Lelan. She next adJol41ng property, tbe YoCabe-Oladstone la 600 rt. lover than the Lelan at the eurfaoe. ~~_e MoCabe shart l~~ 900 rt. deen and the ladstone 1102 St.

     The extenslre permanent lmprorementa tade by the 90uthern Explorstlon Co. are now a p-rt or the prdperty. Rhe bulldlng were repalred anC equlpped ror use where neeeesary. The oompreesor house was enlarged and a 700 ou. rt. rer mlnute alr oompreneor lnatalled. The capsolty and erRlelency Or the mlll waa lncressed by the lnstallatlon of up to date equlpoent, whloh le 1D exoellent oondltlon, lesa than 4000 tone hav1ng been mllled ffllueetthe mlll waa rebulit.

     She Lelan ehart waa repalred, oared drlfte oleared and tlmbered and conneotlons made betteen the Lelan and Dlvldend torklnga. She Galena, Slconderoga and Dlrldend aharte were opened. The road to the property was 6reatly lmproved.

     Shls ork, all neceeeary to raollltate Surther exploratlon and development, la done. C09TS AND REXUIREUENT8
FOR .=ROFISAEIE OPERASIOBs

     ln the eonaldnratlon Or gold mlmlng propertlea, lt nottebe recognlzed tEat the polnt Or vlew haa been oonalderably altered not only by the lncreeaed prloe cr gold but by the eater eoonomy Or operatson and reco ery Or valuee made pozelble bJ modern methode Or mlnlng and mlllin8.

     E en before the prlce Or gold had lncreased, lxprovementa ln methoda Or recovery were maksnB poeelble the reaumptlon Or operatlon Or old mlnea thtt had long been ldle and even the prorltable worklng Or old duspa and stone rllle.

     Wlth the prlce Or gold at tas oo per ounoe oompared vlth the old ~~ and actual reoovery Or waluee frOx the aulphlde ore Or the Lelan 92.A% oompared wlth 6~~ to 65! by the old methoda Or amalgamatlon and table ooncentratlon, a wueh lower grade Of ore

! oan be prorltably mlned and mllled than waa poealble at the old prloe nnd wlth the old methode.

She lmportant ractora, ln the rlnal analJBlaS are the grade

I or ore that ttll peralt prorltable operatlon and the tonnage Or that
14~

Brade that can be developed.

     So arrlve st the Brade Or ore that will permlte prorltable operatlon, the faotors, are, the ooste Or mlnlng and allllng, the peroentage of reoovery Or taluee ln xlll oonoentrates, and the net emelter returns, Whlch 16 the talue Or the oonoentrates at the polnt Or ehlpment, ae the saelter paye and deduote the rrelght and deduots treatment and other ohargee.

     For co"vealence snd becauge the proportson Or gold selver and lead are falPlY unlrorm, the net emelter return oan be reduced to doqlar~ Der ounoe Or gold oontent. ~

     Net smelter returne rrOa shipments Or oonoentrates ln
Auguet and 8pptember 1934, rhen gold wee 136.00 per ounoe a~ounted to $9,9 n.Z8. She gold oontent was Z21.92 ouneee.
the net return per ounoe Or gold oontent was, thererore, tZO.97.

     Durlng thle perlod the peroentage Of retovery Or gold taluee ln the conoentrates was 9Z.4:

     Ee estlsated oost Or mlnlng and allling, based on a nlnl= produotlon Or lOOO tons per month, exelus1ve Or asortlzatlon lst

     / U1NING (lnoludlng developnent - tl-OOl     1 20

               1LARXETING
          /    Fre~ght on Cono'tea to E1 Paeotl?.27
               9melter treatment6.00
               Raulage - Nlne to Rumboldt.75
               5aoklng ana }1andlln6Z
               Representatlve nt smelterlZ
               Per ton Or Conoet'sgZO.44
     /         Per ton Or orude ore (ratlo 25 to l)

Compeneatlon Insuranoe
1 State Taxes
1 Flre Inouranec
/ UNFORE^rEN

     TOTAL OPERATING     J6 z
     As oonoentrates are losded In truoks
     at the mlll ror dellvery to the smelter and the marketlng and treatment etc. hes been taken lnto oonslderatton ln Net atelter returns, Deduot.
___ii4__
          $5.27-

     Shls estlmate 18 based on lOOC tons per tonth rrem one shart. She mlll oan oonoentrate 75 tons ore more or 2250 tons per month, saJ 2000 tons per month.
     lon thle banle add t.70 per ton rOr transportatlon and other costs, poeslbly necessStated by operatlng more than one mine and .30 for saottng, handling and loading concentrates.
COST PER
TOS

     Uslng these fleurest

 .73

Cost or mlnln6 and nslllng per ton as cry 56.00

Net smelter returns per os. Or gold re

ooverd{.

Recovery 92.4%

the grade or gold content per ton of ore, to Just equal alnlng and Ha ling costs would be 0.2l oz. per ton.

5 - .1935, .1935 -- .21
     31   '92.4

ad .00

     From this mating allowance for a mlnlwam profit and unforescen oontlngenolee the eoonomtoal slnl2us of grade of ore to be Knee and mlv ed should be .3 to .36 os. per ton, depending on prospective tonnage and dlstrlbutlon of amortlsatlon.

GEOLOGY BIGBUG DISTRICT"

     The Bigbug district is on the northeastern slopes of the Bradshaw Mountains. It ranges in altitude from 7,000 feet, west of Bigbug Mesa, to 4,500 feet, in Agua Fria Valley Trhe western portion IS umtereu and fairly wEll~~lcHd~~e the lower dissected pediment or foothill belt is rather dry and brushv to opera country.
     This area is made up of schist, intruded in places by diorite granodiorite, granite. and dikes of rhyolite-porphyry. The schist is mainly of sedimentary origin, with many quartzitic beds, but contains also some igneous members. It is intruded on the west by the Mount Union belt of granite, and southwest of McCabe, by a stock of granodiorite. These relations are shown on the geologic map of the Bradshaw Mountains quadrangle, by T. A. Jaggar and C. Palache.:t Basalt flows of post-mineral age-form Bigbug Mesa where they rest upon a late Tertiary or early Quaternary pediment. Elsewhere in the district, this pediment has been extensively dissected by post-basalt erosion.
     Lindgren has classified the ore deposits, other than placers, as follows: (1) Pyritic copper deposit such as the Blue Bell, Hackberry, Butternut, and Boggs; (2) Pre-Cambrian quartz veins, such as the old Mesa, near Poland; (TEhe Iron King gold-silver replacement deposit; (4) Later veins, probably connected genetically with rhyolite-porphyry dikes, mainly near Poland and Providence.
     During the early days, some of the Bigbug deposits yielded a considerable amount of gold and silver from the oxidized zone. From 1901 to 1931, inclusive the production of the dlstnct, as recorded by the U. S. Mine;al Resources, amounts to approximately S17,000.000 in copper, gold, silver, lead, and zinc. Nearly S4,000,000 of this amount was in gold of which about $30,000 came from placers.

"Abstracled from Lindgren, W., work cited, p. 112. " Ivrcely abstracted from Lindgren, W., U. S. Ceol. Survey Bull. 7a2.
'*Published by U. S. Geol. Survey in Folio 126 and Bulletin
782.
     ,4R120NA LODE GOLD MINES AND MINING     37

Fields and associates. In June, 1934, mine ore, mixed with old gob and dump material, was being treated in a 200-ton flotation mill.
The mine is developed by two shafts, 800 feet apart and 900 to
_1.100 feet deem together with several miles of worEnas. A longitudinaJ section of t~~_rvey ENulletin 78..
     Here, amphibolitic schist is intruded by dikes of rhyoliteporphyry and, a short distance farther southwest, by a stock of quartz diorite.
     The vein strikes N. 54~~ E. and dips 79~~ SE., but, between the two shafts, a 20-foot dike of rhyolite-porphyry apparently deflects the strike southward. The vein averages about 3% feet wide. Stoping has followed five ore shoots, each 200 to 500 feet long. At least two of them appear to extend to the 1,100-foot level. They pitch steeply westward and average somewhat less than a foot in thickness.
     The ore consists of quartz together with considerable amounts of Dvrite ant arsenopyrite and a little sphalerite, galena, and chal- copvrite. The following analysis of the shippmg ore and the concentrates is given: Silica, 31.4 per cent; copper, 2.0 per cent; lead, 2.1 per cent; zinc, 4.7 per cent; iron, 24.6 per cent; arsemc, per cent; antimony, 1.0 per cent; sulphur, 20.4 per cent; gold, 1.6 ounces per ton; silver, 10.2 ounces per ton.

UNION MINZ~~~

     The Union mine is about 1N4 miles southwest of McCabe, in the upper part of Chaparral Gulch, at an elevation of approximately S,000 feeL
This deposit, which became known in the late sixties, at one
 . time was consolidated with the Little Jessie. Except for a little intermittent work and small production, the property has been practically idle for many years. Early in 1934, the Union
and Jessie mines were reported to be held by the Arizona Consolidated Mining Company which was carrying on development work and installing new milling machinery.
     The workings include a 1,200-fwt tunnel, with more than 1,000 feet of drifts on the vein, and a 200-foot shaft sunk from the tunnel level; The vein, which is a continuation of the~~Lelan vein, strikes about N. 70~~ 1g~~ dips steeply southeastward, and is followed by later unmineralized basic dike. The ore consists of massive glassy quartz, up to 10 feet thick, with irregularly disseminsted pynte, arsenopyrite, sphalerite, and galena. Where cut on the tunni level and on the 77-foot level of the shaft, the ore shoot is reported to be 250 feet long, with a pitch of about 30> SW. The lower limit of the ore is reported to be about half an ounce in gold per ton. Except in the oxidized zone, which is snallow, the gold does not occur free.
"largely abstracted from Lindgren, we work eited, pp. 133-34.
     36   ARIZONA BUREAU or MINES

IRON RING MINERS

     "A little more than a mile west of the Humboldt smelter, in the open foothills, is the Iron King mine, now owned by the Southwest Metals Company, which also owns the Humboldt smelter. To the officers of that company I am indebted for most of the following information. The deposit, which carries gold and silver, forms a replacement zone In the Yavapai schist, but it differs from the normal copper deposits that are so numerous farther to the south in the same schist. It was worked about 1906 and 1907. The production in 1907 was 1,253 ounces of gold, 35,491 ounces of silver, and 3,933 pounds of copper.
     "The deposit is developed by two shafts 750 feet apart and 435 and 225 feet deep. Several thousand tons of ore averaging S8 a ton in gold and silver have been shipped to the neighboring smelter. It is claimed that the ore in sight amounts to 20,000 tons and that the deposit contains much low-grade siliceous material averaging S1 or S2 in gold to the ton. The ore is reported to contain from S6 to S8 in gold and 4 to 23 ounces in silver to the ton. Some diamond drilling has been done; the cores in the ore body contained $8 in gold and 9.60 ounces of silver to the ton, 32 per cent of iron and 14 per cent of insoluble matter. Other parts of the ore body contain as much as 70 per cent of insoluble constituents.
     "The deposit forms a series of lenses in part overlapping, in highly silicified schist, which strikes N.
21 E. and dips 75@ W. These lenses are 150 to 500 feet long and 5 to 10 feet wide. The whole mineralized zone is 75 feet wide.
     "The water level was found at a depth of 140 feet, and near this level in one ore body there was some enriched copper ore containing 4 to 5 per cent of copper.
     "The ore is a steel-gray flinty schist containing a crushed quartz mosaic of coarser and finer grain intergrown with some dolomitic carbonate and abundant prisms of bluish-gray tourmaline. The sulphides are disposed in streaks and consist of fine-grained arsenopyrite, pyrite, light-colored sphalerite, and a little chalcopyrite and galena."

MeCABE-GIADSrONE MINERS

     The McCabe-Gladstone property of eight claims is a short distance south of McCabe, on Galena Gulch.
     During the early seventies, this deposit yielded considerable amounts of rich oxidized ore. The property then remained practically idle for many years. It was worked continuously from 1898 to 1913 by the Ideal Leasing Company, with a reportd production of S2,500,000 to S3,000,000. The mine was again idle from 1913-1933 but early in 1934 was reopened and unwatered by H.

     " Quoted from Lindgren, W., work eited, pp. 127-21. . "
Largely abetreeted from Lindgren, Ws work cited. pp. 130-12.
 38

ARIZONA BUREAU OF MINES 4 2y0t

LITTLE JESSIE MINERS 5~~ p

The Little Jessie mine is about 1 700 feet south of the Union. This deposit was discovered in 1g67. From about 1890 to the end of 1898, it was worked by J. S. Jones and lessees. Their mill is reported to have produced about $750,000 worth of bullion and concentrates, chiefly from the Little Jessie. From about 1909 to 1916, considerable development work was done and a little ore was shipped, mainly by the Chaparral Mining Company. Early in 1934 the Arizona Consolidated Mining Company was reported to be carrying on development work and installing new mill machinery at the Union-Jessie property."
     Lindgren states that, in 1922, the shaft was 6S9 Met deem and that much hieh-~~rade auriferous pyrite was encountered between the 500- and 600-foot levels. He adds that the ore contains from one-half to one ounce of cold per ton and very little silver."


LELAN-DIVIDEND PROPERTY


     The Lelan mine is on a ridge southwest of the Jessie. This deposit was discovered during the sixties. Browne's re
     port for 1868 states that 60 tons of ore from
thetqDividend mined
     treated in the Big Bug (Henrietta) mill, yielded S20 per
ton in s  I O o
     free rnld.'t At that time however, it wail commercial
     H ~~ ~~ A a were
     worked more or less from 1900 to 1914, and during part
of that
     time were equipped with a 10-stamp milL He states that
their
     ore production Drior to 1923 was probably at least 10000
tons
     which contained from a half to 3 ounces of gold iFEi~~ gether with a little silver, copper, and Iead.3J In 1932 and 1933,
     the property was operated by the Southern Exploration
Com
     pany with a force of about twenty-five men. This company erected a 100-ton flotation-concentration plant and produced con
     centrates during part of 1933. Operations were suspended
at the
     end of the year.
     The vein. which is a continuation of the Union, strikes
north
     eastward and dips steeplrsrutheastward. at IS opened by
a 500
     foot shaft inclined at 80@, with development on five
levels. MoSl
     of the recent production is reported to have come from
the fourth
     level. The vein is rather lenticular and ranges up to
several
     feet in width. Its filling consists of massive, shiny
white quartz
     with irregular masses, seams, and dlssemmations of
pyrite. chal
     copyrite, sphalerite, and galena. The gold occun in the
sulphides.
     _ _
     " History compiled by J. B. Tcnner
     a~~Work cited, pp. l32-i3.
     al Brown, J. Rosa Mineral resources of the states and territories west of the Rocker Mountaina 1868.
     , Jo Work alter P- l33

7Ot
     ARIZONA LODE GOLD MINES .4ND MINING     39

HENRlESTA OR BIG BUG MINE

     The Henrietta mine which, in the early days, was known as the Big Bug, is about one-half mile north of Bigbug Creek and one mile west of Poland siding.
     Browne's report for 1868 states that, in 1866, the Big Bug mine was some 50 feet deep and was producing ore from near the surface. In 1871 according to Raymond, the Big Bug vein was not being worked but the Big Bug 10-stamp mill was treating gold ores from the vicinity At that time, the combined costs of mining and milling amounted to about S9 per ton.
     The following data are largely abstracted from Lindgren's report: In 1883 and 1884, the Big Bug property was the most prominent one in the district. During this early period, the mine made a large production mainly from the oxidized gold ores from the upper levels. From l91S to 1919, the mine was operated by the Big Ledge Copper Company which did considerable development below the old workings and produced goldbearing copper ore. The property was equipped with a 100-ton flotation mill. In 1923, this company was reorganized as the Huron Copper brining Company. Some shipments of copper ore containing gold were made in 1926 and 1930.
     A longitudinal section of the workings is shown in U. S. Geol. Survey Bulletin 782. The old developments, which extended to the sulphide zone include a 500-foot shaft, on the ridge, with a 1,500-foot tunnel through the ridge, 220 feet below the collar, and considerable stoping. Farther north, on the Gopher claim, the vein has been opened to depths of a few hundred feet. The deeper work, which was done by the Big Ledge Copper Company, included a 2,200-{oot tunnel and a 600-foot winze with levels and stopes extending a few hundred feet northward.
     The vein, which occurs mainly in massive, fine~~grained amphibolite or diorite, strikes north, dips about 70- W., and is from 2 to 6 feet wide. Its gangue consists of massive quart. with some calcite. About 60 per cent of the unoxidized ore consists of pyrite, chalcopyrite, sphalerite, and galena. Ore from the lower levels is reported to contain 3.2 Der cent of copper and 14 per cent of iron, together with 0.2 ounces of fold and 2.7 ounces of silver per ton.
POLAND-W^LKER TUNNEL"

     Poland, at the northern foot of Bigbug Mesa, is accessible by road from the Black Canyon Highway. The spur of the Santa Fe Railway that formerly served this vicinity was dismantled a few years ago. Near the southern portal, amphibolite is intruded on the north by somewhat schistose granite, and on the west by a 7S-foot dike of rhyolite-porphyry. The tunnel extends northward at Raymond, R. w., Statisticss of mines and mining in the states and terri tories west of the Rocky Mount ins IS71 " Largely abstracted from Llndgren. We work cited. p. 136.

 ~~  '
 ARIZONA BUREAU or MINES

for 1,100 feet through a ridge of this granite. It exposed several . veins upon which considerable work has been done.
     The Poland vein, which was cut 800 feet from the south portal strikes northeast and dips steeply northwest. Ore on the dump shows druzy quartz with pyrite, sphalerite, and galena. According to local reports, the vein was opened by several thousand feet of drifts and a 325-foot shaft below the tunnel level. From 1900 until about 1912, intermittent production was made with a 20-stamp milL The 1907 yield was $130,465 in gold and 16,609 ounces of silver. The total output for this period is estimated at $750,000, probably mostlv in silver. According to the U. S. Mineral Resources, the mine made 9 small production of gold ore in 1926, 1930, and 1931. Early in 1934, occasional shipments of gold-bearing ore and concentrates were behg made by F. Gibbs and associates.
     Prior to 1922, some production was made from the Occidental vein which is reported to have been cut 500 feet from the north portal of the tunnel and followed to a depth of 200 feet below the tunnel level. This vein, which is said to be similar to the Poland vein, carries gold, silver, and lead.

MONEY M9r^LS MINE

     The Money Metals mine, about 1Y4 miles west of the Poland tunnel and Bigbug Mesa, is accessible by road that branches northeastward from the Senator Highway at a point about % nile south of the Hassayampa bridge.
     This deposit was located in 1897 by F. Reif who shipped some ore from the upper levels and sold the property. After some further development work, the mbe remained idle until 1928 when it was reopened Since 1933, it has been operated by the Yavapai Gold and Silver Mining Company.
     The country rock is gneissoid granite. A rhyolite-porphyry dike about 60 feet wide follows the hanging wall of the vein, and, a short distance farther west, a mass of diorite intrudes the granite.
     Workings on the property include a 300-foot shaft, inclined 68W., together with 9 total of approximately 1,400 feet of dnfts OD three levels. nthen visited in February, 1934, water Us lcept from the 200-foot level with a Cornish pump.
     As exposed underground, the vein strikes N. 50- W. and dips 65@ to 70W. In places, it has been offset by transverse faults. The vein filling consists of coarse-grained, grayish vhite quartz with irregular masses, veinlets, and disseminations of galena, sphalerite, He _ And The wall rock shows strong s~~iEration. According to J. K Kilfeder," mine superin- . tendent, much of the vein contains about half an ounce of gold per ton. On the 200-foot level, the ore shoot is about 175 teet long by 2 to 5 feet wide.

     Surface equipment on the property includes a 20-ton concentrator powered with two Dodge motors. The sulphide concentrates are reported to carry more than s20rl~~i ~~ go
OZ .


































                  INSET OF CHARTS AND MAPS


1.   Plat of Claim 1901

2.   Plat of Claim of the Dividend Consolidated

3. Plat of Claim of the India, Besse No.1, Republic, Snow storm

4.   Plat of Claim of Clipper, Summit, Jump off, Comstock,
Peerless, Starlight

5.   Plat of Claim of the Fria Lode.

6.   Plat of the Claim Juanita.

7.   Plat of the Claim dividend

8.   Plat of the Claim Galena

9.   Plat of the Claim Lelan-Dividend Consolidated





































                           RESUME

Willard D PYE

PERSONAL DATA

Willard Dickison Pye

Ottico Addreg Home Addreu

Bom

3418 N forgeus Ave. Tuc on, Arizona B5710 341a1 N. Forgous
Ave. Tucson, Arizons 85716

Februay 20, 1915

TRAINING {Collego and Univenity)

Oberlin College, Oberlin, Ohio

Califomia Imtituta of Tochnoiogy, Pa adena

     Univenity of ChicZio,    Ph,D, 1842

FIELDS OF SPECIALIZATiON

Undorgr duau

     Graduato (M S }     G ophysa ana tconomic w~~ ^, ,w,
__~~_
     Graduate IPh O )    Potroleum, Ore Oepoitt, nd S
dimentation

SCHOLASTIC HONORS

G ology nd Mrthematics majon; Phyia and Chomisvry minoru

G ooh~~nia and Ecnnomic GKlnav lore d-~~ ts}

Pr~~ident, Geology Club, 1934-35
Phi i3eta Kapp^, 1935

Virgil tCirkham follow hip in G ology lUnivonity ct Chic go)
194042

PROFESSIONAL LICENSES

Arizon~~ Stats Board of Technial Rogistntlon {Conwlting
Geologist) No 4033

Californb Stato iBo rd of R"istntion hr G ologins No 2554

REFERENCES

Who s Who in Anwrics

American M n of Sciencs

Who s Who in Amorican Educ tion

Varioul oil, geological, and other directories

 POSITIONS

Consulting Geo'ogin full time 1970present; al o, tor short periods at various times trom 19351970.

Protecor of Geology, Department of Geolo9y, Univer ity of
Ari20na, Tucson, Ari20na, 19571970.

Chairman and Protessor, Oeputment of Geology and Geography,
Nonh  State Univorsity, Fargo, North Dakou, 1947-57.

Ex cutive S creury, Ydlow tona-8ighom Research Association,
1964 55.

National Sciansc Foundation Research Association Research Northern Great Plains, 1953 54.

Research Geolo3ht, Princeton Univorsity, 1953 64.

Oirector, Elk BaJn Geological Summor Fiald Camp, 195-354.

The Texu Company, Rocky Mounuin Division Rese rch Geologin sp geological problems, 194B47.

The Texa Company, irs chup Idaho Uuh Oinrict, 194346.

Nstional Defense Research Corporation {N D R Cl In chuge clxitied research, for Chemical Wartare Servics, 194243.

Illinois Goological Survey, Research A"inant, 194042.

Universty ot Chicago, Innructor, 1940 42.

Carter 011 Comp ny, Geologist, 193740 INow put ot EXXON corporationl

U S Soil Con~~vation Service, Sedim nt tion R~~rch, 1936 37.

California Institute ot Technology, Gtaduate Innructor,
193537.

Shell Oil Company, G ophysicist, 193d.

Oberiln Collega, Laboratory Assinant, 193335.

OTHER NON COMMERCIAL ACTIVITIES lslected~~

Arizona Oil and Gg Commiuion, Advi or, 1984e1970

National htrol um Council, Committo on Futurw Patrol um
Raourc~~ ot tho United Sutet, Southarn Artzona and N w
Moxico di trict: a1 o, revhwer ot pwn on Ari20n^, Ut h, W~~m
Colorado, Wnt rn New Mzxico vsd Nav da19B9-1970.

Direetor, Arizono 011 and Gg A"ociation, 1961pr~~ont;
Przident 19654 6

Director, Intornatlonal Geophysic l Y"r (I G.Y } Auron rnd
Airglow studies, Nonhorn Grost Plains, 19 9-67.

Oirwstor, Nonh Dakou Innituu of Region l Studia, 195B-57.

Sccr ury nd Oiractor, Red Riv r Valley Investrnont fund, 1957
68.

Prwident, Northwan Imnton R~~rch, 1956 67.

Ode~~au nd consultant to Notional Scienco Foundation conf ronco on 9 ology in collogos with rnall goology daputm nu, 1953.
SOCzETY MEMi3ERSitiPS {Scientific and Profession l - both current and formerl
National and Regional
Americ n Association of Petroleum Gcologists
Amerian Instituto ot Mining and Metallurgical Engineers
Geological Society ol Ameria
S ismological Society ot America
Sigme Xi
Society of Economic Pal ontologists and Mineralogists
Socioty of Exploretion Geophy icists
SOCIETY OFflCES AND COMMITTEES
Amerian Association of Petroleum Geologists

Committee on Str tigraphic Correlations, 1959P63
Carbonavv Rock Sub-Comminee, of Reseerch Comminee, 1959 61
Comminee tor Preservetion of Samples and Cores, 1959v60
Research Committee on Subsurf ce Aeservoir Conditions, 1948
51
American Geologlal Institute
 .

Ch irmen, Glo# ry Comminee on Sedimentation, 1951 i ChairmFn, Glossary Committe~ on Paleopogr phy, 1951 5B Chairman, Educ tion l Committee for North end South C>akots nd Montana, 1950 54 Arizonz Geological Society Geological Society of America, Cordilleran Section

Chairman, Reginr tion and Arranpmenn Committee, 1958 Jolnt
Meeting Editor, Slratigraphic Pap n, 1959 Joint M"ting
Guidenook field Trip L"der (Stratigraphic Trip}, 1959 Joint M edng Arizons Oil and Gas Associ tlon Oirector, 1Nit present

     P"sidznt, 19B646
Ch irmn vzrious committez iSpe king, Memb nhip, Public
Rcbtions, etc} 19d1 pr"
C11airman, Arizonc Mlnerel Informstion Pl nning Comminee,
196244
Soci~ ot Economic Paleontolouins and Minersloqistx
Rnurch Comminee, 1957 81
Cozchairman, R"eerch Fund Comminee, 195940
Steelilig Committn repre#nting Society ot Economic
Paleontologiru nd Mlneraloqin to
Anwric n G ological Innituu Glo~ry Committn, 195:} 6B
 Mlscell~~neous

Chairm n Re eJrch Committoe, Amorican Associ tion ot
Univorsity Protecon, 1951-52

Fiek Trip Lucier, N w Moxico G oiogical SocietY, 81ack Mew
Trip, 1958

Resurch Committoo, Nonh Dakota G ological SocietY, 1951 53

Chairmen, Ro~~rch Committee, Wyoming Goologic l Society,
194di*68

PU8 LICATIONS ,

Author of approximatelY 50 public tions on various topics including, oil and 9a, coal, helium, oil shaies, metalilc and non moulilc mining, wdimontuion, stratigraph8~~ p loogeological nd t ctonic tudie, drililng and ro#rvoir engineerlng, 9 ophYsia and rolaud topicx

TRAVEL

Geological work and/or tr vd throughout the United St tes and mo t ot tho provinces ot Canada Geoologic i work in M xico, nonhwestern South Amorica, and travol and goologial work through out Europo, Nou nd Mlddb Eut nd Nonh Atrica
 Gewra D. Pa~~a5~~r

GEOLA31CAL CONSULTANT
Souttl 208 View Place
Liberty Lakes WA 99019
 (509)2556152

R E S U M E

Age- 56 Health Excellent

Education: Bachelor of Science - January 1960
Arizona State University - Major - Geology
Brigham-Young University - Post Graduate Studies:
Accounting & Business
Management

CURRENT:
GEOLOGICAL CONSULTANT (1977-Present)

     As a consultant, and in some instances as owner/ operator, professional efforts have been centered around the following:

l- Consultant for several Major and Junior mining companies at various exploration, development, and production levels of involvement regarding surface, underground and offshore precious and base metal deposits as well as industrial minerals, energy fuels, and mill tailings recovery undertakings.
 Bear Creek Mining (Kennecott)     Pegasus Gold, Corp.
     U.S.Borax & Chemical Corp.    Montoro Gold, Ltd.
     Columbia International, Corp.      ASARCO, Incorporated
     Brush Prairie Minerals, Inc.  Zortman Mining, Co.
     Cominco American Res.    Landusky Mining, Co.

2- Arranged for joint venture projects between companies, most noteworthy of which is the Kennecott-ASARCO JV, Troy
Mine, Montana, which was subsequently put into operation and currently leads the nation in silver production.

3- As consultant, introduced U.S.Borax to the stratabound CuAg potentials in the Cabinet Mountains of western Montana, where subsequent land acquisition and drilling efforts have resulted in defining the largest known silver reserve in the world. Currently being developed by Noranda.

4- Overseas consulting assignments and independent mineral assessments have been undertaken in; Costa Rica (placer
Gold); New Zealand and Australia (mineral sands-titanium, zircon, monazite, and precious metals, including offshore occurrences; also laterite nickel prospects as well as lode and placer gold deposits), China (PRC) (gold-bearing mill tailings recovery program and diamond deposit examinations); Colombia (platinum and gold placers); Fiji (lode and placer gold occurrences); Egypt (mineral sandsbeach environments); Jordan and Israel (stratabound Cu-Ag deposits); Republic of the Philippines (gold---lode, placer and mill tail recovery, sulfur deposits, chromitebeach sand and lode occurrences; Canada (stratabound and massive sulfide occurrences of base and precious metals in British Columbia); Mexico (precious metal mill tailings recovery projects, porphyry copper occurrences, lode and placer gold deposits).

5- Contributions in consulting/contracting capacities in the above stated situations may be summarized as:
A- Making property acquisitions via claim staking, formulation of joint ventureships, & negotiations with property owners, companies and government agencies.
B- Supervised the technical data gathering relative to borehole drilling, bulk sampling, geological mapping, surveying, sampling, preliminary feasibility parameters, environmental conditions, contributed "Objectivity, Use of Proceeds, and Project" data for underwriting prospectuses and coordinated metallurgical input with regards to product characteristics, costs and expectations.
C- Provided preliminary mine-mill design sequences.
D- Provided economic evaluation, base-line data preliminary and final feasibility studies.
E- Liaison and agency between U.S.Companies foreign
Governments.

6- Personally acquired mineral properties which wee subsequently vended to major companies for advancement.
A- Gold Hill Deposit-WA ....Noranda
B- Boyd Allotments-Spokane Indian ReservationWA Clear Peak
Project-MT Essex Project-NV Rock Creek Project-MT ....all to
U.S.Borax
C- Nancv Creek Proiect-WA . Pnprny Fuels. Core
D- Mankado Mines-MT ...Pacific Coast Mines
E- Cerro Gordo Mine-CA Vulture Mine-AZ German Gulch Project-bsT ...all to Pegasus Gold
F- Alliance Nuclear Unit-Indian ReservatiOn-WA to Minatome
Corporation.
G- American Kootenai Mine-MT Jumbo Group-MT to ASARCO,
Incorporated.
H- Tribal Allotments-Indian Res.-WA ...Denison Mines.

7- ENVIRONMENTAL CONTAMINATION ASSESSMENTS: Conducted research and applied bench-scale testing to the extraction of precious metals from sewage sludge phoenix, AZ). Submitted proposals and data relative to sampling river sediments for the Savannah River Project clean-up and predredging evaluations along the Inland Waterway (South Carolina, Georgia). Reported on mine tailings clean-up undertakings at California millsites.
 PAST PERSONAL BUSINESS VENTURES:

PRECISION CUSTOM MILLING: Co-Owner
Financed and built a custom sawmill in Montana to process, under contract, cedar products for St. Regis Paper Company.
     CONTINENTAL NUCLEAR, INC.: Co-Owner Discovered, developed and mined selling ore to Atlas Minerals.
SPOKANE BULLION CORP.: Co-Owner
Buyers, sellers and refiners of precious metal concentrates, scrap, and dore'.
GEO-VISUAL SYSTEMS, INC. Owner
Provided consulting and contracting services of geotechnical and environmental nature to Christensen Diamond Products, Shannon & Wilson and Pacific Gas & Electric Co. relative to site evaluations for proposed nuclear power installations in Washington and Oregon. Primarily structural interpretations gleaned from oriented drill cores, slope stability studies, and surface mapping for contamination assessments.
Invented and developed a CCTV device, utilized for in-hole structural orientation -- calculated and reported on fiveline, digital readout in "real-time".
Discovered, developed and mined a copper-rich scheelite deposit in Granite County, Montana, the ores of which were processed and concentrated through a mill leased and operated by my company with concentrates being sold to Phillips Bros. Provided equipment and personnel for contract service to the mining and environmental industries which involved the collection of soil and water samples for in-field processing by means of a direct-volatilization, analytical mechanism and procedure for determining Mercury accumulations & ultimate anomaly definition.

a uranium deposit in Utah,

Provided detailed outline approach to the U.S.Forest Service personnel (Kootenai N.F.-Montana) relative to the use of portable seismic equipment, drilling approaches, reserve estimation techniques and quality determinations in ascertaining the viability of aggregate deposits.

     SANDPIPER TECHNOLOGIES, LTD. (Current) Consultant Providing unique drilling contract services to the mining, geotechnical, and environmental communities. Such services rely on the employment of a state-of-the-art sonic drill which is capable of extracting a 4" diameter core in unconsolidated sediments to a depth of 200'. The unit is highly portable (total weight 225@ with the heaviest component being under 85#), requires no drill muds or additives (as no rotation is enlisted), penetration rates exceeding l0'/min., all-climate operation, on-shore as well as off-shore applications, and as the drill does not have a specific cutting surface, a measure of safety is added when drilling in proximity of buried cables, tanks, pipes,etc. The service is utilized in defining placer-aggregate deposits, tailings sites, soil sampling for contamination assessments, sampling for integrity testing, drilling water wells , locating bedrock, installation of probes and piezometers. Recently conducted tailings drill programs on: the Walker Mine tailings site, CA; for chromite beach sand accumulations in the province of Isabella, Philippines; E beach renourishment sources, Charleston, S.C.

EMPLOYMENT RECORD: (l960-l977)

CONGDON & CAREY (CoCa Mines)


Project Manager Hog Heaven District, MT Exploration and development of silver properties. Generation of data for feasibility reports. Regional exploration for property acquisitions.

ASARCO, INCORPORATED:

Project Manager
Spar Lake Mine, MT
Directed feasibility and environmental studies relative to a production mode. Supervised engineers and consultants in providing data for the first EIS application in the State of Montana under there enacted legislation pertaining to mining. Also held public hearings and negotiations with various federal and state agencies related to these matters. Directed pre-mine development work and made private land acquisitions for ancillary usage. Managed satellite exploration efforts on similar deposits.

BEAR CREEK MINING COMPANY (Kennecott) Project Manager
Spar Lake Mine, MT
Supervision of geologists, engineers, contractors, geophysicists and consultants in: reconnaissance exploration; underground and surface mapping and sampling; surveying and application for land patenting; underground adit development, winze sinking, rock mechanic studies, slot development and bulk sampling. Provided initial mine development and production sequence. Compiled data for preliminary feasibility studies, ore reserve calculations, costing estimates and initial environmental parameters.

Transferred from .....

Senior Mine Geologist Tintic Division, UT
Initiated diamond drilling programs. Supervised junior geologists in underground mapping, sampling and grade control efforts. Conducted monthly metal forecasting and metallurgical accounting for new concentrator. Open-pit mapping and slope stability studies at the Bingham pit. Involved in the lay-out, design and implementation of the new Trixie mine shaft and underground development work.

KENNECOTT COPPER CORPORATION:
 SUNSHINE MINING COMPANY:
 . . .

KERR-McGEE CORPORATION:

Mine Geologist
     Coeur d' Alene Dist.ID Supervision and lay-out of underground drill programs. Underground and surface mapping and sampling. Core logging, ore reserve estimation, claim staking and property submittal examinations and evaluations.

Mine Geologist
     Ambrosia Lake Dist.NM Underground mapping and sampling.
Ore reserve estimations.
Supervision of underground grade control and long-hole drilling programs. Regional hydrological and residual soil research work relative to uranium exploration.

Geoge DZ Hennessey
Souh 208 View Place
Lib rty Lake, Washington 9901Y
Tel-509-255-6152


Phelps Dodge Contract

January 2, 1995

Mr. James A. AshpoDe
Black Diamond Mining Co.
8026 W. Aster Dr.
Peoria, Arizona 85381

Dear Mr. Ashpole,

Please find attached two copies of our agreement to purchase up to 6,000 tons per month of your precious metal bearing flux at our Hidalgo Smelter, located near Playas, New Mexico, following successful completion of a 1,000 ton test shipment.

Please sign and date both copies of this agreement and return one original copy to me.

Once we have received the signed agreement you will need to coordinate delivery directly with Mr. Bill Mitchell, Hidalgo Smelter Superintendent, or Mr. Byron Belew, Hidalgo General
 Foreman. Hidalgo's telephone number is (505)436-2211.

Very Truly Yours,

/s/  D.K. Farquhar

D. K. Farquhar
Raw Materials Director
Phelps Dodge Mining Company

attachments cc: W>rM RC

DIWSION OF PHELPS OODGF CORPORA non

i@
 PllELPS DODGE MINING COitiPANY 2600 NORDl CENTRAL A VENUE
PllOEMX. AZ 85004

PURCHASE CONTRACT SHIPPER: Black Diamond /lfizlirtg Co.-lilr.
James A. Asilpole

ADDRESS: 8026 EV. Aster Dr., Peoria, Arizona 85381

MATERIAL:

ANALYSIS:

DELIVERY

PAYMENT

CHARGES

Siliceous Fluxing Ore

     Au        oz/ton    S    %
     Ag   .    oz/ton    Fe   %
     Cu        %    CaO  %
     SiO,      %    Al203     %
     Pb        %    F    %
     Zn        %    Cl   %

F.O.B. Hidalao Smelter, Phelps Dodge Mining Company. Truck haulage is ssceptable within smelter determined quantities.
Drop bottom cars SP series 464 thru 467 or equivalent may also be acceptable upon agreement by Phelps Dodge .

Gold:

Silver:

CoDper:

SiO2:

Fe:

CaO:

Al203

     RAll'A1A7ERl,tLSDlRECrOR, D. K FARQU11.4R
     Pf/Fl PS DODGE MIMING CO11PAM: MORENCI SRANCII
     452/ 57'A JE IIIG111\'.4 } 191
     ,t10RENC/, ARIZON.4 85540

DATE:January 2, 1 995

As %
Sb %
Bi %
     Cd   %

If assay certificates are exchanged, payment shall be made within 30 days after the date of the exchange of assays. If assays are not exchanged, the Phelps Dodge assay results will be used for the settlement and payment shall be made within 30 days after the shipment is weighed and sampled at the Smelter. If a sample is sent to umpire, settlement will be delayed until after receipt of the umpire results.

Deduct 0.03 tr. oz per dry ton or 1 O% of the gold content, whichever is greater, and pay for 95% of balance at the weekly average Handy and Harmon quotation in Metals Week: for the week ending Friday in which the shipment is received .

Deduct 0.5 oz per dry ton or 10% of the silver content, whichever is the greater, and pay for 95% of the balance at the weekly average Handy & Harmon quotation in Metals Week for the week ending Friday in which the shipment is received.

Deduct 10 Ibs. per dry ton and pay for 90% of the balance at the average U.S. Prod. Ref. quotation in Metals Week less 1 5 per pound of copper, for the week ending Friday in which the shipment is received.

Treatment Charge: O% of the payable gold, silver and copper content.

Ore less than 75% SiO2 will be charged at $1.OO per unit (1 percentage point = 20 Ibs.) fractions in proportion.

Above 6%, charge excess at $ 0.30 per unit, fractions in proportion.

Above 3%, charge excess at $ 0.30 per unit, fractions in proportion.

Above 6%, charge excess at $ 1.00 per unit, fractions in proportion.
- -2

Determination for the following impurities shall be made on a weighted monthly composite sample.

     Pb:  Above 0.3%, charge excess at $ 0.30 per unit,
fractions in proportion.
     Zn:  Above 0.3%, charge excess at $ 0.30 per unit,
fractions in proportion.
     As:  Above 0.3%, charge excess at $ 0.30 per unit,
fractions in proportion.
     Sb: )     Combined,
     Bi: )     Above 0.2%, charge excess at $ 8.00 per unit,
fractions in proportion.
     Cd: )
     F:   Above 0.05%, charge excess at $ 2.00 per lb.,
fractions in proportion.
     Ci: Above 0.05%, charge excess at $ 2.00 per lb., fractions in proportion.
     H22: Above 10 %, charge excess at $ 0.30 per unit, fractions in proportion.

Above purchase terms are subject to the following non-economic section of this contract.

SECTION II- NON- ECONOM IC

TERMS

QUANTITY

WEIGHING,
SAMPLING. &
ASSAYING

This agreement will be in force from January 2, 1995 until terminated by Phelps Dodge Mining Company, Termination will be effective thirty (30) days after written notice is given to the shipper by Phelps Dodge. All terms of this Contract are subject to periodic review and renegotiation by the parties.

Basic weight units will be troy ounces, avoirdupois pounds, and dry short tons. The word unit will mean 1 percentage point (1.0%), or 20 Ibs.

The Shipper will be advised by Phelps Dodge on a monthly basis of the quantity to be delivered during each calendar month and the lot size for sampling and settlement purposes. This contract is for up to 6,000 tons/month, following successful completion of a 1,000 ton test shipment.

Weighing, sampling, moisture determination and assaying will be conducted in accordance with standard practices at the Smelter after receipt of material at the Smelter. The Shipper shall have the right to be present, or have his representative present, at the weighing and sampling

If the Shipper notifies the Hidalqo Smelter, Phelps Dodge Mining Company, in writing, prior to receipt by the Smelter of the siliceous material, that Shipper wishes to exchange assays, Phelps Dodge shall deliver to Shipper a one-quarter split of the sample of the shipment taken by the Smelter and the Supplier shall cause his sample split to be assayed by a reputable and qualified assayer. The Shipper, on receipt of his assay certificate, shall present same to the Branch controller or his representative, who shall then present at that time the Smelter s assay certificate for comparison. If the variation between the two certificates do not exceed the following splitting limits:
     cu   =
     Ag   =
     Au   =
     Pb   =
Zn
     As   =
     Sb   =
     Bi   =
     F    =
     Cl   =
     SiO2 =

A1203 =
CaO
Fe

0.1 5%
O .1 5 oz/ton
0.010 oz/ton
0.05 %
0.2%
0.4%
0.4%
0.1%
0.005 %
0.0 1 %
0.5%
0.5%
0.5% = 0.5%

then the settlement will be established on the average between the respective assays. In the case of the variation exceeding the splitting limits, a mutually acceptable umpire shall be chosen from the following assayers:

Mountain States Research & Development, Tucson
Metallurgical Labs, San Francisco
American Analytical, Tucson
Skyline Labs, Tucson

The umpire s assay result shall be final, if it is not higher than the highest result or lower than the lowest result of the Shipper and Smelter assay certificates. if the umpire s sssay is higher tl an the highest or lower than the lowest results of the Shipper and Smelter assay certificates, settlement shall be based on the assay nearest to the umpire
s. Cost of the umpire analysis shall be borne by the party whose assay result is the furthest from the umpire s.

WITHHOLDING

If any third party should make claim to any of the siliceous material or the proceeds from the sale thereof, payment shall be withheld until such time as the dispute has been resolved by:

(i)

(ii)

WARRANTIES

Entry of a final judgment by a court or a final award in arbitration determining the respective rights of the claimants to the siliceous material or the proceeds from the sale thereof, or

Mutual agreement among the claimants releasing and discharging Phelps Dodge from any and all liability in connection with the purchase of and payment for said siliceous material .

The Shipper warrants that it has the right to mine and ship siliceous material to the Hidalg_ Smelter, Phelps Dodge Mining Company, hereunder, and that it will have good title to all siliceous material delivered to the Hidalqo Smelter, Phelps Dodge Mining Company, and Shipper agrees to indemnify and hold harmless the Hidalqo Smelter, Phelps Dodge Mining Company, from any and all claims, demands, obligations, and liabilities of any kind whatsoever that may be asserted against the Hidalqo Smelter, Phelps Dodge Mining Company, for or on account of siliceous material delivered hereunder, or the purchase thereof.

FORCE MAJEURE

Either party hereto shall be excused from performance during any period such performance is prevented by governmental action, war, fire, flood or other force majeure beyond the control of such party, or by strike, lockout, or failure of transportation facilities, and the Hidalqo Smelter, Phelps Dodge Mining Company, shall not be required to order, accept, or receive any siliceous material hereunder during any period when the operations of the Hidalqo Smelter, Phelps Dodge Mining Company, or any smelter to which such material has been shipped or is to be shipped, are suspended or curtailed on account of any such case.

The time for making payments for siliceous material sampled during a period when force majeure has been declared shall be extended by a period of time equivalent to the number of days for which force majeure was in effect.

NOTICE

All notices shall be deemed to have been given upon delivery in person or upon deposit thereof in the United States mall, registered or certified mall, postage prepold, return receipt requested; enclosed in a sealed envelope addressed to the party at the address set forth above or to such other address as a party shall have designated by written notice to the other. Any notice of change of address shall not be deemed given until actually received by the party entitled to receive such notice.


Phelph Dodge Signatures

James Ashpole Signatures


EMTEC REPORT




QUIT CLAIM DEED
















                          EXHIBIT 4













































SCHNEPF ELLSWORTH APPRAISAL GROUP
Real Estate Appraisers and Constiltants





April 22, 1996


Mr. James Ashpole
8026 W Aster Dr.
Peoria, 85345


RE; The Ashpole Tennessee prOperty


Dear Mr Ashpole:

This letter will serve to update you regarding my progress on the valuation/consulting assignment of the above referenced properties.

To date, two trips have been taken to Tennessee. The first trip occurred between January 3 1 and February 2 of this year I was accompanied by Mr. James Ashpole and
Mr Sean Lassauro. The objective during this first trip was to research 10 Land Grants issued by the State of Tennessee. The research indicated that the Land Grants were issued between 1835 and 1837. Details on six of the Land Grants were obtained during this visit. Information obtained included metes and bounds legal descriptions of the properties, original owners names, Want numbers, state archive map entry numbers and original land surveys prepared on the properties In addition, copies of Deed's transferring the property to the name of James Ashpole were obtained. Records indicated the Deeds to Mr. Ashpole were recorded on September 21, 1981.

This original trip also included a visit to the State of Tennessee Comptrollers Office mapping section. This office contains a collection of assessor's records from various counties. County assessor's maps were obtained at this time. Because the legal descriptions were written in archaic terms (poles and chains were typically used as units of measurement) and because they were often benchmarked against natural landmarks, it was not possible to identify the properties with any higher degree of accuracy at that point in time.

The second trip occurred between February 26 and March 1. I was accompanied by Mr.James Ashpole. by this time I had identified with a higher degree of accuracy, the location of five of the six land grants. During this trip we inspected the following five parcels:











        #       Grant#  County

        1       4939    Coffee
        2       4965    Grudy
        3       3699    Bledsoe/Cumberland
        4       4738    Fentress
        5       4739    Fentress

All the properties except Coffee County are generally vacant, tree covered, rolling hills and mountainous sites The Coffee County parcel is in an area of rolling hill,although much of this acreage is improved with pasture land. Roughly 20% of the forested land are pine trees with the balance forested with maple, oak popular and dogwood, among others. The properties are also crossed with natural streams and rivers and contains numerous wildlife. Access to all the properties is via paved county roads and utilities and public services are available to all sites.

In addition to the inspection of the properties, I gathered economic and sales data. A preliminary estimate suggests that the values will range between $500 and $2,000 per acre with an average value in the $1,000 per acre range. The original claims ranged between 3,281 and 3,000 acres is size.

The research now focuses on the obtaining of clear title. I am in the process of correlating property lines from the original legal descriptions to the current tax parcel assessor's maps. This portion of the research is not yet complete. There are over 100 pages of documents and data that has to be correlated. The research to date indicated the properties are falling into three general categories; I) approximately 1/3 of the properties appear to be divided per tax records into parcels less than 100 acres in size; 2) approximately 1/3 of the properties appear to be divided per tax records into large parcels (300 acres plus) and 3) the remaining 1/3 of the properties appear to be in the name of the state.

I have contacted attorneys in three of the counties who specialize in title searches and are familiar with disputed land grants and a major firm in Nashville that reportedly has extensive experience in land grants. In addition I have contacted two title companies and ask for their opinion regarding the process of obtaining clear title to the properties. I also have information on the other five claims than needs to be researched. Once I have obtained more information on the appropriate approach regarding the title searches and have completed the additional research on the remaining land grants, a third trip to Tennessee is planned.

Respectfully submitted,



/S/ Larry D. Schnepf


Larry D. Schnepf, MAl



P.0. BOX 2829 Mesa, AZ 85214~ (602)497-1113. fax (404892-7390















                   INSET MAP OF TENNESSEE























































                          EXHIBIT 5




















































Inga A. Cortright
Certified Public Accountant


INDEPENDENT AUDITOR'S REPORT








I have audited the accompanying balance sheet of Black Diamond Mining, Corp, as of March 31, 1996 This financial statement is the responsibility of the Company's management, My responsibility is to express an opinion of this financial statement based On my audit, I conducted my audit in accordance with generally accepted auditing standards, Those standards require that 1 plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation, I believe that my audit Of the balance sheet provides a reasonable basis for my opinion,

In my opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Black Diamond Mining, Crop as of March 31, 1996, in conformity with generally accepted accounting principles.





/S/ Igna Cortright




May 3, 1996




                 Black Diamond Mining, Corp.
                        Balance Sheet



                        March31, 1996



                           ASSETS



Current Assets:


        Cash    $                       23,843

Property (Note 2)

        Patented mining claims          25,500,000




     TOTAL ASSETS                       $25,523,843



                liabilities AND STOCKHOLDERS' EQUITY


Current Liabilities:

     Payable to stockholders    $            23,843

Long-term debt (Note 3)                      25,000

        Total Liabilities                    48,843


Stockholders' Equity:

     Common Stock, $ 1 par value per share:

     Authorized 100,000 shares;

     Issued and Outstanding 51,000           51,000

Additional paid in capital (mining claim)    $25,424,000

Total Stockholders' Equity                   $23,475,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $25,523,843


The accompanying notes are an integral part of this financial statement,


        Black Diamond Mining, Corp.

        Notes to Financial Statement
                March31, 1996



Summary of significant accounting policies and organization
                        Organization

Black Diamond Mining, corp (the Company) was incorporated on March 18, 1994, under the laws of the State of Arizona, The Company has chosen December 31 as its fiscal year end

Method of Accounting


Assets, liabilities and stockholders' equity are recognized on a modified cash basis for financial presentation purposes.


Income taxes

No provision for income taxes has been made as of the balance sheet date, Property

Patented mining claims have been contributed to the Company by its stockholders,
The
property held by Black Diamond was acquired by James A and Catherine Ashpole in October
1994 for a reported $ 25,500,000 The patented mining claims were acquired in exchange for a combination of cash and stock, As of November 9, 1995, title to the patented mining claim was held by Mr. and Mrs., Ashpole James A, Ashpole and his wife have now contributed the patented mining claims to Black Diamond,

Public records indicate that federally mandated annual assessment work has been completed on the patented mining claims.

The subject property was appraised by Schnepf Ellsworth Appraisal Group on November 9,
1995, Estimated ore reserves are stated at $291,200,000, estimated production costs at
$34,665,000, with a net potential (estimated) ore reserve at $256,535,000. The stated market value, according to the appraisal, was $35,000,000, The appraisal was signed by Larry D Schnepf, MM.

Purchase Contract

Phelps Dodge Mining Company has entered into a contract with Black Diamond Mining, Corp. for the delivery of up to 6,000 tons per month of Siliceous Fluxing Ore to its Hidalgo Smelter in New Mexico. The contract is opened ended "until terminated by Phelps Dodge Mining Company." The contract can be terminated with a thirty day written notice,







Black Diamond Mining, Corp.


Notes to Financial Statement


March 31, 1996

Long term debt - Recorded lien on patented mining claims

A deed of trust, dated October 18, 1993 and recorded in Yavapai County, Arizona on September 13, 1994, was given to secure an indebtedness in the original principal amount of $ 25,000, The named trustor is Omnistar, Inc~; the named trustee and beneficiary is Betty Davis,

Since neither Black Diamond nor James Ashpole was a party to the transaction resultingin the deed of trust, no terms for repayment have been stated in these financial statements.